Exhibit 99.1

Lovells

SALE AND PURCHASE AGREEMENT

REGARDING THE SALE AND PURCHASE

OF ALL SHARES IN

EVOTEC TECHNOLOGIES GMBH

30 NOVEMBER 2006

SALE AND PURCHASE AGREEMENT

by and among

1.	Evotec AG, Schnackenburgallee 114, 22525 Hamburg, Germany, registered with the commercial register of the lower court of Hamburg under HRB 68223

(hereinafter referred to as the “Seller 1”),

2.	Pfizer Inc., 235 East 42nd Street, New York, N. Y. 10017, USA

(hereinafter referred to as the “Seller 2”),

(Seller 1 and Seller 2 hereinafter collectively referred to as the “Sellers”),

and

3.	PerkinElmer LAS (Germany) GmbH, Ferdinand-Porsche-Ring 17, 63110 Rodgau-Jügesheim, Germany, registered with the commercial register of the lower court of Offenbach am Main under HRB 23333

(hereinafter referred to as the “Purchaser”),

4.	PerkinElmer Instruments International Ltd. & Co. KG, Ferdinand-Porsche-Ring 17, 63110 Rodgau-Jügesheim, Germany, registered with the commercial register of the lower court of Offenbach am Main under HRA 22176

(hereinafter referred to as the “Shareholder Loans Purchaser”),

5.	PerkinElmer, Inc., 45 William Street, Wellesley, MA 02481-4078, USA

(hereinafter referred to as the “Purchaser’s Guarantor”),

(Seller 1, Seller 2, the Purchaser, the Shareholder Loans Purchaser and the Purchaser’s Guarantor hereinafter collectively referred to as the “Parties”, and each of them as a “Party”).

INDEX OF DEFINITIONS

TERM	DEFINITION

Affiliate(s)	as defined in section 15 AktG

Agreement	as defined in the Preamble

AktG	German Stock Corporation Act (Aktiengesetz)

AO	German Tax Code (Abgabenordnung)

Assets	as defined in section 6.2.5 (1)

Auditor	as defined in section 5.7.3

Bauer Share	as defined in section 1.2.1 (4)

BGB	German Civil Code (Bürgerliches Gesetzbuch)

Business	as defined in the Preamble

Business Day	a day (other than a Saturday or Sunday) on which banks are open for business in Frankfurt am Main, Germany

Cash	as defined in section 3.2.3

Claussen Share	as defined in section 1.2.1 (3)

Closing	as defined in section 4.4.1

Closing Condition	as defined in section 4.2.1

Closing Date	as defined in section 4.1

Closing Memorandum	as defined in section 4.4.1 (10)

Companies	as defined in section 1.3

Companies’ Shares	as defined in section 1.3

Company	as defined in section 1.1

Constitutional Documents	as defined in section 6.2.1 (1)

De Minimis Amount	as defined in section 7.3

TERM	DEFINITION

Dr. Bauer	as defined in section 1.2.1 (4)

Dr. Günther	as defined in section 1.2.1 (5)

Effective Date	as defined in section 1.5

Effective Date Accounts	as defined in section 5.1.1

Environmental Condition	as defined in section 6.2.7 (5)

Escrow Account I	as defined in section 3.8.1

Escrow Account II	as defined in section 3.8.2

Escrow Agreement I	as defined in section 3.8.1

Escrow Agreement II	as defined in section 3.8.2

Escrow Amount I	as defined in section 3.6.1 (2)

Escrow Amount II	as defined in section 3.6.1 (3)

Expert	as defined in section 5.5.1

Financial Debt	as defined in section 3.2.2

Financial Statements 2005	as defined in section 6.2.2 (1)

Financial Statements 2006	as defined in section 5.7.1

German GAAP	as defined in section 5.2

GmbHG	German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung)

Gross Enterprise Value	as defined in section 3.2.1

Günther Share	as defined in section 1.2.1 (5)

GWB	German Act against Restraints of Competition (Gesetz gegen Wettbewerbsbeschränkungen)

HGB	German Commercial Code (Handelsgesetzbuch)

Important Claims	as defined in section 7.2.2 (1)

TERM	DEFINITION

Intellectual Property Rights	as defined in section 6.2.6

Key Employee(s)	as defined in section 6.2.9 (2)

Know-How	as defined in section 6.2.6

Licensed IP Rights	as defined in section 6.2.6

MAC	as defined in section 12.3

Material Agreements	as defined in section 6.2.8

Measures	as defined in section 4.4.1 (9)

Notices	as defined in section 16.1

Olympus Transaction	as defined in section 10.1

Owned IP Rights	as defined in section 6.2.6

Parties	as defined on page 2 above

Party	as defined on page 2 above

Permits	as defined in section 6.2.7 (1)

Preliminary Effective Date Accounts	as defined in section 5.1.1

Preliminary Q4 Financial Statements	as defined in section 5.1.1 (1)

Preliminary Effective Date Itemization	as defined in section 5.1.1 (2)

Preliminary Purchase Price	as defined in section 3.3

Preliminary Purchase Price Calculation	as defined in section 5.1.1 (3)

Prof. Claussen	as defined in section 1.2.1 (3)

Purchase Price	as defined in section 3.1

Purchase Price Adjustment	as defined in section 3.4.1

Purchaser	as defined on page 2 above

Purchaser’s Account	as defined in section 3.5.3

Purchaser’s Guarantor	as defined on page 2 above

Q3 Financial Statements	as defined in section 3.2.6

Q4 Financial Statements	as defined in section 5.1.1 (1)

TERM	DEFINITION

Real Property Agreements	as defined in section 6.2.4 (1)

Redundancy Costs	as defined in section 9.2.1

Redundant Employees	as defined in section 9.1

Registered Share Capital	as defined in section 1.2.1

Reverse Effects	as defined in section 8.5

Seller	each of the Sellers individually

Seller 1	as defined on page 2 above

Seller 1’s Account	as defined in section 3.5.1

Seller 1 Share A	as defined in section 1.2.1 (1)

Seller 1 Share B	as defined in section 1.2.1 (1)

Seller 2	as defined on page 2 above

Seller 2’s Account	as defined in section 3.5.2

Seller 2 Share	as defined in section 1.2.1 (2)

Sellers	Seller 1 and Seller 2 collectively

Sellers’ Account	as defined in section 3.5.1

Sellers’ Agent	as defined in section 7.6.1

Sellers’ Best Knowledge	as defined in section 6.4

Shareholder Loan(s)	as defined in section 1.4

Shareholder Loans Purchaser	as defined on page 2 above

Shareholder Loans Remuneration	as defined in section 3.2.5

Shareholders’ Agreement	as defined in section 2.3.2

Shares	as defined in section 1.2.1

Signing Date	the day on which this Agreement is notarized

Subsidiary	as defined in section 1.3

Tax/Taxes	as defined in section 6.2.11 (1)

TERM	DEFINITION

Tax Authority	as defined in section 6.2.11 (1)

Tax Contest	as defined in section 8.4.2

Tax Return	as defined in section 6.2.11 (1)

Third Party / Parties	any individual person, legal entity or other subject having legal capacity (Rechtssubjekt) which is not a Party

Threshold	as defined in section 7.3

Working Capital	as defined in section 3.2.4

Working Capital Shortfall	as defined in section 3.2.4

Working Capital Surplus	as defined in section 3.2.4

ZPO	German Code of Civil Procedure (Zivilprozessordnung)

INDEX OF EXHIBITS

Exhibit 1.2.3 (a)	Share purchase and transfer agreement regarding Claussen Share

Exhibit 1.2.3 (b)	Share purchase and transfer agreement regarding Bauer Share

Exhibit 1.2.3 (c)	Share purchase and transfer agreement regarding Günther Share

Exhibit 1.4	Shareholder Loans

Exhibit 2.3.1	Minutes of shareholders’ meeting

Exhibit 2.3.2	Sellers’ consent

Exhibit 2.3.3	Company’s approval

Exhibit 2.3.4	Sellers’ waiver

Exhibit 3.2.6	Q3 Financial Statements

Exhibit 3.3	Preliminary Purchase Price

Exhibit 3.7	Purchase price allocation

Exhibit 3.8.1	Escrow Agreement I

Exhibit 3.8.2	Escrow Agreement II

Exhibit 4.4.1 (2)	Transition services agreement

Exhibit 4.4.1 (3)	Sublease agreement

Exhibit 4.4.1 (9)	Measures

Exhibit 4.4.1 (10)	Form of Closing Memorandum

Exhibit 5.7.2	Principles of intra-group accounting

Exhibit 6.2.1 (1)	Constitutional Documents

Exhibit 6.2.2 (1)	Deviations from past practice with regard to Q3 Financial Statements

Exhibit 6.2.4 (1)	Real Property Agreements

Exhibit 6.2.6 (a)	Patents, utility models, design patents

Exhibit 6.2.6 (b)	Trademarks

Exhibit 6.2.6 (c)	Copyrights

Exhibit 6.2.6 (1)	Owned IP Rights not solely and exclusively owned

Exhibit 6.2.6 (2)	Limitations and restrictions on Owned IP Rights

Exhibit 6.2.6 (3)	Hardware, firmware and software licences

Exhibit 6.2.6 (4)	Third Party arrangements with respect to Owned IP Rights

Exhibit 6.2.6 (5)	Infringement claims with respect to intellectual property rights of third parties

Exhibit 6.2.6 (6)	Proceedings with respect to Owned IP Rights

Exhibit 6.2.6 (8)	Service inventions

Exhibit 6.2.7 (4)	Exceptions with respect to public grants

Exhibit 6.2.8	Material Agreements

Exhibit 6.2.9 (1)	Collective bargaining agreements

Exhibit 6.2.9 (2)	Key Employees

Exhibit 6.2.9 (4)	Incentive plans

Exhibit 6.2.10 (1)	Litigation

Exhibit 6.2.12	Insurances

Exhibit 6.2.13	Conduct of business

Exhibit 7.4	Persons relevant to purchaser’s best knowledge

Exhibit 9.1	Redundant Employees

Exhibit 10.1	Excerpt from IP and know-how transfer and license agreement between the Company and Olympus Corporation dated 13 March 2006

Exhibit 12.2	Measures and transactions between the Signing Date and the Closing Date

Exhibit 12.9 (a)	List of public grants

Exhibit 12.9 (b)	Description of intended use (Verwertung) of Intellectual Property Rights outside of the European Union

PREAMBLE

WHEREAS, Seller 1 is a stock corporation duly organised and existing under the laws of the Federal Republic of Germany;

WHEREAS, Seller 2 is a U.S. corporation duly organised and existing under the laws of the State of Delaware, USA, with principal place of business at 235 East 42nd Street, New York, N.Y. 10017, USA;

WHEREAS, the Purchaser is a limited liability company duly organised and existing under the laws of the Federal Republic of Germany,

WHEREAS, the Shareholder Loans Purchaser is a limited partnership duly organised and existing under the laws of the Federal Republic of Germany,

WHEREAS, the Purchaser’s Guarantor is a U.S. corporation duly organised and existing under the laws of the Commonwealth of Massachusetts, USA, with registered offices in 45 William Street, Wellesley, MA 02481, USA;

WHEREAS, Evotec Technologies GmbH is a limited liability company duly organised and existing under the laws of the Federal Republic of Germany and, together with its direct subsidiary Evotec Technologies, Inc., active in the field of automation and integration of life sciences applications (such business hereinafter also referred to as the “Business”);

WHEREAS, the Sellers have determined to divest of the Business and wish to sell all shares in Evotec Technologies GmbH and its direct subsidiary Evotec Technologies, Inc., as well as loans granted by Seller 1 to Evotec Technologies GmbH, and the Purchaser and the Shareholder Loans Purchaser, respectively, wish to acquire these shares and loans subject to the terms and conditions of this sale and purchase agreement (hereinafter referred to as the “Agreement”).

NOW, THEREFORE, the Parties hereto agree as follows:

SECTION 1

CORPORATE STATUS / STRUCTURE OF THE ACQUISITION

1.1	Legal form; Registration of the Company

Evotec Technologies GmbH, registered with the commercial register of the lower court (Amtsgericht) of Düsseldorf under HRB 48029, (hereinafter referred to as the “Company”) is a limited liability company (Gesellschaft mit beschränkter Haftung) organized under the laws of Germany with registered seat in Düsseldorf.

1.2	Share Capital of the Company

1.2.1	The registered share capital (Stammkapital) of the Company amounts to EUR 33,000 (in words: Euro thirty three thousand) (hereinafter referred to as the “Registered Share Capital”). The Registered Share Capital is divided into the following shares (Geschäftsanteile), which are held by the Sellers and three further shareholders of the Company as follows:

(1)	Seller 1 holds one share in the nominal amount (Nennbetrag) of EUR 24,310.00 (in words: Euro twenty four thousand three hundred ten) (hereinafter referred to as the “Seller 1 Share A”) and a further share in the nominal amount of EUR 4,100.00 (in words: Euro four thousand one hundred) (hereinafter referred to as “Seller 1 Share B”);

(2)	Seller 2 holds one share in the nominal amount of EUR 3,300.00 (in words: Euro three thousand three hundred) (hereinafter referred to as the “Seller 2 Share”);

(3)	Prof. Dr. Carsten Claussen, born 15 August 1958, resident Buchenhof 7, 22605 Hamburg, Germany (hereinafter referred to as “Prof. Claussen”), holds one share in the nominal amount of EUR 770.00 (in words: Euro seven hundred seventy) (hereinafter referred to as the “Claussen Share”);

(4)	Dr. Günter Bauer, born 12 May 1958, resident Am Altenhof 23, 24640 Schmalfeld, Germany (hereinafter referred to as “Dr. Bauer”), holds one share in the nominal amount of EUR 260.00 (in words: Euro two hundred sixty) (hereinafter referred to as the “Bauer Share”);

(5)	Dr. Rolf Günther, born 7 September 1963, resident Simon-von-Utrecht-Straße 65, 20359 Hamburg, Germany (hereinafter referred to as “Dr. Günther”), holds one share in the nominal amount of EUR 260.00 (in words: Euro two hundred sixty) (hereinafter referred to as the “Günther Share”)

The Seller 1 Share A, the Seller 2 Share, the Claussen Share, the Bauer Share and the Günther Share are hereinafter collectively referred to as the “Shares”.

1.2.2	With regard to possible deficiencies in connection with capital measures resolved by the Company’s shareholders’ meeting on 19 December 2002 (notarial deed No. 2978/2002 of the notary public Dr. Adam Freiherr von Kottwitz, Hamburg), the Parties agree that the share capital of the Company shall be reduced from EUR 33,000.00 by EUR 4,100.00 to 28,900.00 pursuant to sections 58a et seq. GmbHG (vereinfachte Kapitalherabsetzung) prior to Closing. The share capital reduction by EUR 4,100.00 shall be executed by redemption (Einziehung) of Seller 1 Share B. Therefore, Seller 1 Share B shall not be sold and transferred subject to the terms and conditions of this Agreement.

1.2.3	On 28 or 29 November 2006 Seller 1, Prof. Claussen, Dr. Bauer, and Dr. Günther entered into notarized share purchase and transfer agreements (Geschäftsanteilskauf- und –übertragungsverträge) by which Prof. Claussen, Dr. Bauer, and Dr. Günther sold and, subject to certain conditions precedent (aufschiebende Bedingungen), transferred their respective shares to Seller 1. Seller 1 wishes to sell and transfer such shares to the Purchaser subject to the terms and conditions of this Agreement. Certified copies of the respective share purchase and transfer agreements are attached hereto as Exhibits 1.2.3 (a), (b), and (c).

1.3	Subsidiaries of the Company

The Company holds all shares issued and outstanding in Evotec Technologies, Inc., a U.S. corporation duly organised and existing under the laws of the State of Delaware with registered offices at 2711 Centerville Road, Wilmington, Delaware, 19808, County of New Castle (hereinafter referred to as the “Subsidiary”). The issued share capital of the Subsidiary amounts to US $ 1.00 (in words: US Dollar one). Except for the shares in the Subsidiary held by the Company there is no share capital and there are no other equity interests in the Subsidiary outstanding. The Company and the Subsidiary are hereinafter collectively referred to as the “Companies”. The shares and interests in the Company and in the Subsidiary are hereinafter also referred to collectively as the “Companies’ Shares”.

1.4	Shareholder Loans

Seller 1 has granted two subordinated loans to the Company the principle amounts and the interest amounts accrued thereon as of 31 December 2006 of which are set out in Exhibit 1.4 (hereinafter referred to as the “Shareholder Loans” and each as a “Shareholder Loan”). Other than the aforementioned arrangements, there are no loans or borrowings between the Sellers and their Affiliates (other than the Companies) on the one part and one of the Companies on the other part.

1.5	Effective Date

For the purposes of this Agreement, “Effective Date” shall mean 1 January 2007, 0:00 hours (German time) (hereinafter referred to as the “Effective Date”).

SECTION 2

SALE AND PURCHASE OF SHARES AND SHAREHOLDER LOANS

2.1	Sale and Purchase of the Shares; Right to Profits

2.1.1	Seller 1 hereby sells, and the Purchaser hereby purchases, upon the terms and conditions of this Agreement, the Seller 1 Share A, the Claussen Share, the Bauer Share, and the Günther Share.

Seller 2 hereby sells, and the Purchaser hereby purchases, upon the terms and conditions of this Agreement, the Seller 2 Share.

2.1.2	The sale and purchase of the Shares hereunder shall be effected with commercial effect (mit wirtschaftlicher Wirkung) as of the Effective Date and shall include any and all rights pertaining to the Shares, including, without limitation, the rights to receive dividends, if any, for the fiscal year running at the Closing Date and for the previous fiscal years of the Companies which have not been distributed to the Sellers.

2.2	Sale of Shareholder Loans

Upon the terms and conditions of this Agreement, Seller 1 hereby sells with commercial effect (mit wirtschaftlicher Wirkung) as of the Effective Date to the Shareholder Loans Purchaser, who accepts such sale, all its rights and claims under the Shareholder Loans, together with any interest thereupon accrued and outstanding as of the later of the Closing Date and 31 December 2006. Subject to the effectiveness of the transfer in rem (mit dinglicher Wirkung) of such rights and claims to the Shareholder Loans Purchaser, the Shareholder Loans Purchaser shall become party to the loan agreements pertaining to the Shareholder Loans instead of Seller 1 (Vertragsübernahme).

2.3	Consents; Waivers

2.3.1	The shareholders’ meeting of the Company granted on 30 November 2006 its consent to the sale and transfer of the Shares under this Agreement as well as to the sale and transfer of the Claussen Share, the Bauer Share, and the Günther Share pursuant to section 1.2.3 of this Agreement, in each case as required by section 7 (1) of the articles of association of the Company. A copy of the minutes of the shareholders’ meeting is attached as Exhibit 2.3.1.

2.3.2	By written declaration dated 29 November 2006 a copy of which is attached as Exhibit 2.3.2, the Sellers as well as Prof. Claussen, Dr. Bauer and Dr. Günther have consented to the sale and transfer of (i) the Claussen Share, the Bauer Share, and the Günther Share pursuant to section 1.2.3 of this Agreement, and (ii) the Shares contemplated by this Agreement, in each case according to section 4 of the shareholders’ agreement dated 22 July 2003 (notarial deed No. 1413/2003 of the notary public Dr. Adam Freiherr v. Kottwitz, Hamburg; hereinafter referred to as the “Shareholders’ Agreement”).

2.3.3	By written declaration dated 29 November 2006 and addressed to all Parties, a copy of which is attached as Exhibit 2.3.3, the Company has approved the transactions contemplated in this Agreement, in particular the entry of the Purchaser into all rights and obligations under or in connection with the Shareholder Loans as specified in section 2.2. The Parties hereby take notice of such approval.

2.3.4	By written declaration dated 29 November 2006 a copy of which is attached as Exhibit 2.3.4, the Sellers and the Company have expressly waived any acquisition rights, rights of first refusal, rights of co-sale or similar rights pursuant to section 10.1 of the Shareholders’ Agreement and any other agreements, if any.

2.4	Transfer of Shares and Shareholder Loans

2.4.1	Seller 1 hereby transfers title to the Seller 1 Share A, the Claussen Share, the Bauer Share, and the Günther Share to the Purchaser. The Purchaser hereby accepts such transfer.

Seller 2 hereby transfers title to the Seller 2 Share to the Purchaser. The Purchaser hereby accepts such transfer.

2.4.2	Seller 1 hereby transfers all its rights and claims under the Shareholder Loans together with any interest thereupon accrued and outstanding as of the later of the Closing Date and 31 December 2006 to the Shareholder Loans Purchaser. The Shareholder Loans Purchaser hereby accepts such transfer.

2.4.3	The transfer of the Shares and the transfer of the Shareholder Loans is subject to the condition precedent within the meaning of section 158 (1) BGB that the Closing Memorandum (as defined in section 4.4.1 (10) below) is signed by the Parties and shall in no event take effect ad rem (mit dinglicher Wirkung) prior to the Effective Date.

SECTION 3

PURCHASE PRICE AND CONDITIONS OF PAYMENT

3.1	Purchase Price

The purchase price to be paid by the Purchaser for the Shares and by the Shareholder Loans Purchaser for the Shareholder Loans as sold and purchased hereunder shall be an amount equal to:

(i)	the Gross Enterprise Value (as defined in section 3.2.1),

(ii)	less the aggregate of the Financial Debt of the Company (as defined in section 3.2.2),

(iii)	plus the aggregate of the Cash of the Companies (as defined in section 3.2.3),

(iv)	less the amount of any Working Capital Shortfall or, as the case may be, plus the amount of any Working Capital Surplus (in each case as defined in section 3.2.4),

(v)	plus the Shareholder Loans Remuneration (as defined in section 3.2.5).

Such amount shall be referred to as the “Purchase Price”.

3.2	Calculation of Purchase Price

3.2.1	The “Gross Enterprise Value” amounts to EUR 23,600,000.00 (in words: Euro twenty three million six hundred thousand).

3.2.2	“Financial Debt” shall mean

(1)	bonds (Anleihen) within the meaning of section 266 (3) lit. C no. 1 HGB and liabilities from profit-related, convertible, warrant-linked and other debt securities (Verbindlichkeiten aus Gewinn-, Wandel-, Options- und sonstigen Schuldverschreibungen) or profit participation certificates of any kind (Genusscheine jeder Art);

(2)	liabilities to banks, financial or other similar institutions, including without limitation, debt owed to credit institutions, financial services institutions, financial enterprises and their subsidiaries as defined in section 1 (1a), (1b) and (7) of the German Banking Act (Kreditwesengesetz) (Verbindlichkeiten gegenüber Kreditinstituten) within the meaning of section 266 (3) lit. C no. 2 HGB;

(3)	liabilities relating to bills of exchange (Wechselverbindlichkeiten) of the kind referred to in section 266 (3) lit. C no. 5 HGB;

(4)	liabilities to affiliated companies (Verbindlichkeiten gegenüber verbundenen Unternehmen) – except for trade liabilities (Verbindlichkeiten aus Lieferung und Leistung) – within the meaning of section 266 (3) lit. C no. 6 HGB (including all amounts due on the Shareholder Loans which, for the avoidance of doubt, are in the aggregate identical with the amount of the Shareholders Loans Remuneration);

(5)	liabilities to entities with which a participation relationship exists (Verbindlichkeiten gegenüber Unternehmen, mit denen ein Beteiligungsverhältnis besteht) – except for trade liabilities (Verbindlichkeiten aus Lieferung und Leistung) – within the meaning of section 266 (3) lit. C no. 7 HGB;

in each case as per 31 December 2006.

3.2.3	“Cash” shall mean

(1)	with respect to the Company:

cash at hand (Kassenbestand), Federal Bank deposits (Bundesbankguthaben), deposits with banks (Guthaben bei Kreditinstituten) including fixed term deposits (Festgelder), and cheques within the meaning of section 266 (2) lit. B IV HGB;

with respect to the Subsidiary:

any amount shown in the line item “Checking/Savings” as shown in the balance sheet of the Subsidiary drawn up according to US generally accepted accounting principles (US-GAAP);

(2)	other securities (sonstige Wertpapiere) within the meaning of section 266 (2) lit. B III no. 3 HGB;

in each case as per 31 December 2006.

3.2.4	“Working Capital Shortfall” to be deducted pursuant to section 3.1 (iv) shall mean the amount by which the Working Capital (as defined below) as at 31 December 2006 falls short of the amount of the Working Capital (as defined below) as at 30 September 2006. “Working Capital Surplus” to be added pursuant to section 3.1 (iv) shall mean the amount by which the Working Capital (as defined below) as at 31 December 2006 exceeds the amount of the Working Capital (as defined below) as at 30 September 2006. “Working Capital” shall mean

(1)	the aggregate amount of the inventory (Vorräte) within the meaning of section 266 (2) lit. B I HGB, trade receivables (Forderungen aus Lieferung und Leistung) within the meaning of section 266 (2) lit. B II no. 1 HGB, other current assets (sonstige Vermögensgegenstände) within the meaning of section 266 (2) lit. B II no. 4 HGB, and accrued income and prepaid expenses (aktive Rechnungsabgrenzungsposten) within the meaning of section 266 (2) lit. C HGB, less

(2)	the aggregate amount of the advance payments received on orders (erhaltene Anzahlungen auf Bestellungen) within the meaning of section 266 (3) lit. C no. 3 HGB, trade payables (Verbindlichkeiten aus Lieferung und Leistung) within the meaning of section 266 (3) lit. C no. 4 HGB, provisions (Rückstellungen) within the meaning of section 266 (3) lit. B HGB, other liabilities (sonstige Verbindlichkeiten) within the meaning of section 266 (3) lit. C no. 8 HGB, and accrued expenses and deferred income (passive Rechnungsabgrenzungsposten) within the meaning of section 266 (3) lit. D HGB, provided, however, that all assets and liabilities stemming from the Olympus Transaction shall not be taken into account and that an amount of EUR 50,000.00 shall be added to the Working Capital Surplus or deducted from the Working Capital Shortfall, as the case may be, in order to reflect the participation of the Purchaser in the upfront payment due by the Company under the license agreement entered into with TILL Photonics GmbH and TILL ID GmbH on 27 November 2006. For the avoidance of doubt, provisions (Rückstellungen) to be deducted pursuant to section 3.2.4 (2) above shall include any and all provisions (Rückstellungen) for the envisaged termination of certain employment relationships pursuant to section 9 below in the Q4 Financial Statements but not in the Q3 Financial Statements.

3.2.5	“Shareholder Loans Remuneration” shall mean an amount equal to the sum of the nominal amounts of the Shareholder Loans and the accrued and unpaid interest outstanding as of 31 December 2006.

3.2.6	The items referred to in this section 3.2 are to be assessed – with respect to the Working Capital as of 31 December 2006 – with the amounts shown in the Q4 Financial Statements and – with respect to the Working Capital as of 30 September 2006 – with the amounts shown in the financial statements (balance sheet, profit and loss statement, and trial balance (Summen- und Saldenliste)) of the Company as of 30 September 2006 attached hereto as Exhibit 3.2.6 (the “Q3 Financial Statements”). For the avoidance of doubt, no amount to be deducted under section 3.1 (ii) and (iv) shall be deducted more than once (no double counting).

3.3	Preliminary Purchase Price

The Parties have provisionally estimated the amounts of Financial Debt, Cash, Working Capital Shortfall as well as the Shareholder Loans Remuneration to be the amounts set out in Exhibit 3.3 and, based thereon, the amount of the Purchase Price to be EUR 24,961,572.23 (in words: Euro twenty four million nine hundred sixty one thousand five hundred seventy two and twenty three Eurocent). The purchase price estimated pursuant to sentence 1 of this section 3.3 shall hereinafter be referred to as the “Preliminary Purchase Price”.

3.4	Purchase Price Adjustment

3.4.1	If on the basis of the Q4 Financial Statements the Purchase Price

(i)	exceeds the Preliminary Purchase Price, the Purchaser shall pay to Seller 1 and Seller 2 an amount equal to such excess to the following percentages: Seller 1 to 90% and Seller 2 to 10%,

(ii)	falls short of the Preliminary Purchase Price, the Sellers shall pay to the Purchaser’s Account an amount equal to such shortfall,

in each case within 10 (ten) Business Days after the Preliminary Q4 Financial Statements have become binding upon the Parties (such excess or shortfall hereinafter referred to as the “Purchase Price Adjustment”).

3.4.2	If and to the extent the Purchase Price Adjustment on the basis of the Preliminary Q4 Financial Statements is undisputed, the Sellers or the Purchaser, as the case may be, shall pay an advance payment on the Purchase Price Adjustment in the undisputed amount within 40 (forty) Business Days after receipt of the Preliminary Q4 Financial Statements.

3.5	Conditions of Payment

3.5.1	All payments owed by the Purchaser and the Shareholder Loans Purchaser to Seller 1 under this Agreement shall be made in Euros by irrevocable wire transfer free of costs and charges in immediately available funds (mit gleichtägiger Gutschrift) to the bank account of Seller 1 as set out below or any other account to be nominated, at least 5 (five) Business Days prior to the Closing Date, by Seller 1 to the Purchaser in writing (hereinafter referred to as the “Seller 1’s Account”):

Account no.:	0923 90 1700

Bank:	Dresdner Bank AG Hamburg

Bank Code:	200 800 00

Swift Code:	DRES DE FF 200

IBAN:	DE74 20080000 0923901700

Receipt of sums in Seller 1’s Account shall be an effective discharge of the obligation of the Purchaser or the Shareholder Loans Purchaser, as the case may be, to pay such sums to Seller 1.

3.5.2	All payments owed by the Purchaser to Seller 2 under this Agreement shall be made in Euros by irrevocable wire transfer free of costs and charges in immediately available funds (mit gleichtägiger Gutschrift) to the bank account of Seller 2 as set out below or any other account to be nominated, at least 5 (five) Business Days prior to the Closing Date, by Seller 2 to the Purchaser in writing (hereinafter referred to as “Seller 2’s Account”):

Payee:	Pfizer Service Company Ireland, for further credit to Pfizer Inc.

Bank:	Citibank N.A., London

Swift Code:	CITIGB2L

IBAN:	GB92CITI18500808889481

Reference:	Pfizer Inc. Evotec Technologies Proceeds

3.5.3	All payments owed by the Sellers to the Purchaser under this Agreement shall be made in Euros by irrevocable wire transfer free of costs and charges in immediately available funds (mit gleichtägiger Gutschrift) to the bank account of the Purchaser as set out below or any other account to be nominated, at least 5 (five) Business Days prior to the Closing Date, by the Purchaser to the Sellers in writing (hereinafter referred to as the “Purchaser’s Account”):

Account no.:	18179018

Bank:	Bank of America, N.A.

Bank Code:	500 109 00

Swift Code:	BOFA DE FX

IBAN:	DE43 5001 0900 0018 1790 18

3.5.4	All payments owed by Seller 1 to the Shareholder Loans Purchaser under this Agreement shall be made in Euros by irrevocable wire transfer free of costs and charges in immediately available funds (mit gleichtägiger Gutschrift) to the bank account of the Purchaser as set out below or any other account to be nominated, at least 5 (five) Business Days prior to the Closing Date, by the Shareholder Loans Purchaser to Seller 1 in writing:

Payee:	PerkinElmer LAS (Germany) GmbH

Account no.:	18179018

Bank:	Bank of America, N.A.

Bank Code:	500 109 00

Swift Code:	BOFA DE FX

IBAN:	DE43 5001 0900 0018 1790 18

Reference:	For further credit to PerkinElmer Instruments International Ltd. & Co. KG

3.6	Payment of Purchase Price and Interest Calculation

3.6.1	The Preliminary Purchase Price (excluding the Shareholder Loans Remuneration which is covered by section 3.6.2 below) is due and payable on the Closing Date as follows:

(1)	EUR 5,348,922.75 (in words: Euro five million three hundred forty eight thousand nine hundred twenty two and seventy five Eurocent) to the Seller 1’s Account;

(2)	EUR 594,324.75 (in words: Euro five hundred ninety four thousand three hundred twenty four and seventy five Eurocent) to the Seller 2’s Account;

(3)	EUR 2,000,000.00 (in words: Euro two million) to the Escrow Account I named in the Escrow Agreement I as defined in section 3.8.1 (such amount hereinafter referred to as the “Escrow Amount I”);

(4)	EUR 200,000.00 (in words: Euro two hundred thousand) to the Escrow Account II named in the Escrow Agreement II as defined in section 3.8.2 (such amount hereinafter referred to as the “Escrow Amount II”).

Receipt of such sums in the relevant bank accounts shall be an effective discharge of the obligation of the Purchaser to pay such sums to the respective Sellers.

3.6.2	The Shareholder Loans Remuneration in the amount of EUR 16,818,324.73 (in words: Euro sixteen million eight hundred eighteen thousand three hundred twenty four and seventy three Eurocent) is due and payable on the Closing Date to Seller 1’s Account.

3.6.3	The Purchase Price Adjustment, if any, shall accrue interest for the period from and including the later of the Closing Date and the Effective Date up to and excluding the date payment is due at the rate of 100 basis points over the basic interest rate (Basiszinssatz). Interest shall be calculated on the basis of actual days elapsed and a calendar year with 360 days.

3.7	Purchase Price Allocation

The Purchase Price shall be allocated to the Shares and the Shareholder Loans as set out in Exhibit 3.7.

3.8	Escrow Accounts; Escrow Agreements

3.8.1	The Parties shall establish an escrow account (hereinafter referred to as the “Escrow Account I”) in the total amount of EUR 2,000,000.00 (in words: Euro two million) pursuant to the escrow agreement to be entered into prior to or on the Closing Date (section 4.4.1 (1) below) substantially in the form set out in Exhibit 3.8.1 (hereinafter referred to as the “Escrow Agreement I”). The Escrow Account I shall secure all claims of the Purchaser and the Shareholder Loans Purchaser pursuant to this Agreement with the exception of claims under section 3.4.1 regarding the Purchase Price Adjustment and section 9 of this Agreement. As between Seller 1 and Seller 2, the Escrow Account I shall be funded, and the remaining Escrow Amount I, if any, together with the interest accrued thereon shall be paid to Seller 1 and Seller 2 immediately upon dissolution of the Escrow Account I, to the following percentages: Seller 1 to 90% and Seller 2 to 10%. Section 7.2.3 shall remain unaffected.

3.8.2

The Parties shall establish a further escrow account (hereinafter referred to as the “Escrow Account II”) in the total amount of EUR 200,000.00 (in words: Euro two hundred thousand) pursuant to the escrow agreement to be entered into prior to or on the Closing Date (section 4.4.1 (1) below) substantially in the form set out in Exhibit 3.8.2 (hereinafter referred to as the “Escrow Agreement II”). The Escrow Account II shall exclusively secure all claims of the Purchaser pursuant to section 9 of this Agreement. As between Seller 1 and Seller 2, the Escrow Account II shall be funded, and the remaining Escrow Amount II, if any, together with the interest accrued thereon shall be paid to Seller 1 and Seller 2 immediately upon dissolution of the Escrow Account II, to the following percentages: Seller 1 to 90% and Seller 2 to 10%.

SECTION 4

CLOSING

4.1	Closing Date

The consummation of the transactions contemplated by this Agreement shall take place at the offices of Freshfields Bruckhaus Deringer in 20354 Hamburg, Alsterarkaden 27, 5 (five) Business Days after the date on which the Closing Condition set forth in section 4.2.1 has been fulfilled, or at any other time or place which the Parties may mutually agree upon (hereinafter referred to as the “Closing Date”).

4.2	Closing Condition

4.2.1	The obligations of the Sellers and the Purchaser to carry out the Closing shall be subject to the satisfaction of one of the following alternatives (heretofore and hereinafter referred to as the “Closing Condition”) and such satisfaction having been notified to the Parties:

•	the German Federal Cartel Office (Bundeskartellamt) has notified the Parties that the requirements for the prohibition of a merger as laid down in section 36 (1) GWB are not fulfilled; or

•	the one month waiting period after the filing of a complete notification pursuant to section 40 (1) GWB has expired without the Parties having been notified by the German Federal Cartel Office that it intends to enter into in-depth investigations of the transactions contemplated by this Agreement; or

•	the German Federal Cartel Office has issued a decision pursuant to section 40 (2) sentence 2 GWB to the effect that the transactions contemplated by this Agreement have been cleared; or

•	the waiting period of four months or an extended waiting period pursuant to section 40 (2) sentence 2 GWB has expired without the German Federal Cartel Office having issued a prohibition order.

4.2.2	The Sellers and the Purchaser undertake to use their best efforts and to act in good faith to cause the Closing Condition to be satisfied as soon as possible. The Sellers and the Purchaser shall inform each other in writing without undue delay (unverzüglich) as soon as the Closing Condition has been satisfied.

4.3	Consequences of Non-Satisfaction of the Closing Condition

If the Closing Condition has not been satisfied, at the latest, 5 (five) months after the Signing Date, the Sellers, acting jointly, as well as the Purchaser may rescind this Agreement by written notice to the other Parties (Erklärung des Rücktritts vom Vertrag) with a copy to the acting notary. In case this Agreement is rescinded in accordance with this section 4.3, this Agreement shall cease to have force and effect and shall not create any binding obligation between the Parties except that sections 13 (Confidentiality and Public Communication), 14 (Purchaser’s Guarantor), 15 (Costs and Taxes), 16 (Notices) and 18 (Miscellaneous) shall remain in force and effect. If this Agreement is rescinded pursuant to sentence 1 of this subsection, the Purchaser shall reimburse the Sellers for all costs and expenses incurred in connection with the preparation and execution of this Agreement up to a maximum amount of EUR 250,000.00 (in words: Euro two hundred fifty thousand), provided that the information presented by Seller 1 to the Purchaser with respect to the German Federal Cartel Office filing was correct in all material regards.

4.4	Actions on the Closing Date

4.4.1	At the Closing Date the Parties shall take the following actions or cause such actions to be taken (together referred to as the “Closing”) in the order set out below:

(1)	The Parties shall duly execute the Escrow Agreement I and II (as defined in section 3.8) (unless such agreements have already been executed prior to the Closing Date);

(2)	Seller 1 and the Company shall enter into a transition services agreement (including IP services) substantially in the form set out in Exhibit 4.4.1 (2), such agreement being subject to the condition precedent (steht unter der aufschiebenden Bedingung) that the Purchaser and the Shareholder Loans Purchaser have paid the Preliminary Purchase Price pursuant to sections 4.4.1 (4) and 4.4.1 (5);

(3)

Seller 1 and the Company shall enter into a sublease agreement regarding the present Company location at D-22525 Hamburg, Schnackenburgallee 114 substantially in the form of the draft agreement (including the Annexes thereto with the exception of Annex 1.1) set out in Exhibit 4.4.1 (3), such agreement being subject to the condition precedent

(steht unter der aufschiebenden Bedingung) that the Purchaser and the Shareholder Loans Purchaser have paid the Preliminary Purchase Price pursuant to sections 4.4.1 (4) and 4.4.1 (5);

(4)	Purchaser shall pay the Preliminary Purchase Price (excluding the Shareholder Loans Remuneration) as set out in section 3.6.1 above;

(5)	Shareholder Loans Purchaser shall pay the Shareholder Loans Remuneration as set out in section 3.6.2 above;

(6)	As soon as the Preliminary Purchase Price has been received by Seller 1 and Seller 2, each Seller shall, without undue delay, issue written receipts to the Purchaser and the Shareholder Loans Purchaser;

(7)	Sellers shall deliver to the Purchaser the original copies of waiver agreements between the Company and (i) Novartis AG, Basle, Switzerland, with respect to the service & maintenance contract dated 10 October 2003 (as amended), and (ii) Merck & Co., Inc. Whitehouse Station, NJ, USA, with respect to the equipment master agreement dated 15 June 2004 (as amended), in each case evidencing that each of Novartis AG, and Merck & Co., Inc. have waived any right to terminate or modify the aforementioned agreements as a consequence of the execution or consummation of this Agreement;

(8)	Sellers shall deliver to the Purchaser satisfactory evidence that they have complied with the statutory requirements under section 325 HGB with respect to the fiscal year 2004;

(9)	Sellers shall deliver to the Purchaser satisfactory evidence that they have taken measures with regard to possible deficiencies in connection with capital measures resolved by the shareholders’ meeting in 2002 substantially in line with the draft proposal attached hereto as Exhibit 4.4.1 (9) (the “Measures”) and that the Measures are already effective;

(10)	After all Closing Events have been performed or waived by mutual agreement of the Parties the Parties shall sign a closing memorandum substantially in the form of Exhibit 4.4.1 (10) (the “Closing Memorandum”).

4.4.2

If the Closing Memorandum has not been signed within 6 (six) months after the Signing Date, Seller 1 as well as the Purchaser may rescind this Agreement by written notice to the other Parties with a copy to the acting notary. However, a Party shall only be entitled to rescind this Agreement if it has complied, on the Closing Date, with its obligations under section 4.4.1. Instead of rescinding this Agreement, such Party may also elect to proceed to Closing and the Parties shall then agree on a new date for the Closing as soon as possible on which the other Parties must comply with those obligations which they have failed to comply with on the Closing Date. In case this Agreement is rescinded in accordance with this section 4.4.2, section 4.3 sentence 2 above shall apply mutatis mutandis.

SECTION 5

Q4 FINANCIAL STATEMENTS

5.1	Preliminary Q4 Financial Statements and Preliminary Effective Date Accounts

5.1.1	The Sellers and – after the Closing – the Purchaser shall procure that the management of the Company, without undue delay (unverzüglich) after the Effective Date, and, in any event, no later than 10 weeks following the Effective Date:

(1)	delivers financial statements (balance sheet, profit and loss statement, and trial balance (Summen- und Saldenliste)) of the Company for the period from 1 January 2006 until and including 31 December 2006 (herein referred to as the “Q4 Financial Statements” or “Preliminary Q4 Financial Statements” to the extent that they have not yet become binding pursuant to sections 5.4.1, 5.4.2 or 5.5.2 below);

(2)	delivers an itemization of (i) Financial Debt, (ii) Cash, (iii) Working Capital, (iv) Working Capital Shortfall or, as the case may be, Working Capital Surplus and (v) the Shareholder Loans Remuneration, in each case with the amount shown in the Preliminary Q4 Financial Statements (hereinafter referred to as the “Preliminary Effective Date Itemization”);

(3)	delivers a calculation of the Purchase Price (hereinafter referred to as “Preliminary Purchase Price Calculation”) on the basis of the amounts shown in the Preliminary Q4 Financial Statements and the Preliminary Effective Date Itemization.

The Preliminary Effective Date Itemization and the Preliminary Purchase Price Calculation are together referred to as the “Preliminary Effective Date Accounts” and, to the extent that they have become binding pursuant to sections 5.4.1, 5.4.2 or 5.5.2, the “Effective Date Accounts”.

5.1.2	The Sellers and – after the Closing – the Purchaser shall procure that the management of the Company submits the Preliminary Q4 Financial Statements and the Preliminary Effective Date Accounts to the Sellers and the Purchaser.

5.2	Accounting Principles

The Q4 Financial Statements shall be prepared in applying the generally accepted accounting principles under German law (“German GAAP”) and according to the same methods as the Q3 Financial Statements. In each case the formal and material balance sheet continuity (Wahrung formeller und materieller Bilanzkontinuität) shall be ensured, the methods of valuation be maintained and all options to capitalize or to include items on the liabilities side (Aktivierungs- und Passivierungswahlrechte) shall be exercised consistently with past practice.

5.3	Review of the Preliminary Q4 Financial Statements and the Preliminary Effective Date Accounts

Each of the Parties may review the Preliminary Q4 Financial Statements and the Preliminary Effective Date Accounts, and have them reviewed by an auditor of its choice, within a period of 30 (thirty) Business Days of receipt by the Sellers and the Purchaser of the Preliminary Q4 Financial Statements and the Preliminary Effective Date Accounts. Such review shall be restricted to whether the requirements set forth in sections 3.1, 3.2, 5.1 and 5.2 are complied with. Any costs incurred in connection with such review shall be borne by the reviewing Party.

5.4	Objections against the Preliminary Q4 Financial Statements and the Preliminary Effective Date Accounts

5.4.1	Each Party may, within the period of 30 (thirty) Business Days set out in section 5.3 above, notify the other Parties of any objections against the Preliminary Q4 Financial Statements and/or the Preliminary Effective Date Accounts, such notice to be submitted in writing and to specify the material reasons for such objection. If the Parties do not notify any such objections within the period of 30 (thirty) Business Days set out in section 5.3 above, the Preliminary Q4 Financial Statements and the Preliminary Effective Date Accounts shall be final and binding upon the Parties for the purpose of the calculation of the Purchase Price.

5.4.2

If one of the Parties has notified the other Parties of an objection against the Preliminary Q4 Financial Statements and/or the Preliminary Effective Date Accounts, specifying the material reasons for such objection, within the period of 30 (thirty) Business Days set out in section 5.3 above, the Parties shall attempt to reach an agreement on the treatment of those objections within a period of 30 (thirty) Business Days from the date of receipt of such notification.

To the extent that such agreement can be reached, the items thus agreed upon shall be deemed incorporated in the Preliminary Q4 Financial Statements and/or the Preliminary Effective Date Accounts which in their amended form shall be final and binding upon the Parties for the purpose of the calculation of the Purchase Price.

5.5	Expert Proceedings

5.5.1	If and to the extent the Parties fail to reach agreement on the objections within the period of 30 (thirty) Business Days pursuant to section 5.4.2, the Parties shall, within 5 (five) Business Days, jointly appoint an expert (Schiedsgutachter) (hereinafter referred to as “Expert”).

5.5.2	The Expert shall be instructed, in respect of the issues in dispute between the Parties, to review whether the Preliminary Q4 Financial Statements and/or the Preliminary Effective Date Accounts have been prepared in compliance with the provisions of sections 3.1, 3.2, 5.1 and 5.2 above and shall be instructed to prepare at his equitable discretion (nach billigem Ermessen) a written expert opinion regarding the contentious matters that shall be final and binding upon the Parties within 30 (thirty) Business Days of the date of his appointment. The results of such expert opinion shall be deemed incorporated in the Preliminary Q4 Financial Statements and/or the Preliminary Effective Date Accounts. The Preliminary Q4 Financial Statements and the Preliminary Effective Date Accounts as amended shall become final and binding upon the Parties for the purpose of the calculation of the Purchase Price.

5.5.3	If the Parties fail to reach an agreement on the appointment of the Expert within the period of 5 (five) Business Days pursuant to section 5.5.1 above, the Expert shall, upon the application of either Party, be appointed by the chairman of the managing board of the Institute of Auditors (Sprecher des Vorstands des Instituts der Wirtschaftsprüfer e.V.), Düsseldorf.

5.5.4	Any costs and expenses incurred by the Expert and in connection with the expert proceedings shall be borne by the Sellers on the one hand and the Purchaser on the other hand as determined by the Expert in accordance with the principles set forth in sections 91 et seq. ZPO. This shall also apply with respect to the reasonable costs of advisers incurred by the Sellers or the Purchaser.

5.6	Access to Information

The Parties shall procure that auditors instructed by the Parties pursuant to section 5.3 and the Expert gain access to the management, employees, accounts and other documents and records of the Company to the extent this is reasonably necessary for the purposes of this section 5. The Parties shall release the auditors instructed by them pursuant to section 5.3 from their professional confidentiality obligations vis-à-vis the Expert and shall procure that such auditors provide all information to the Expert which the Expert requests from the auditors for the purpose of delivering his written expert opinion. The Parties shall further procure that the auditors instructed by them pursuant to section 5.3 and the Expert have reasonable access to previous financial statements of the Company.

5.7	Financial Statements 2006

5.7.1	The Sellers and – after the Closing – the Purchaser shall procure that the management of the Company, without undue delay (unverzüglich) after the Effective Date, and, in any event, no later than ten weeks following the Effective Date, delivers financial statements (balance sheet, profit and loss statement and notes) and reports on the situation of the Company for the period from 1 January 2006 until and including 31 December 2006 (herein referred to as the “Financial Statements 2006”). For the avoidance of doubt, items included in the Financial Statements 2006 may differ from the respective items in the Q4 Financial Statements.

5.7.2	The Sellers and – after the Closing – the Purchaser shall procure that the management of the Company prepares the Financial Statements 2006 of the Company in accordance with the requests of Seller 1, thereby applying (i) the German GAAP and (ii) Seller 1’s principles of intra-group accounting (Standards der Konzernabschlusserstellung) to the extent applicable under German GAAP and as consistently applied in the past, a copy of which is attached hereto as Exhibit 5.7.2. Section 5.2 shall apply mutatis mutandis. The Parties agree that Seller 1 shall gain access (Anwesenheits- und Einsichtsrecht) to the management, employees, accounts and other documents and records of the Company and its Subsidiary to the extent it is reasonably necessary for the purposes of this section 5.7.

5.7.3	The Sellers and – after the Closing – the Purchaser shall procure that the management of the Company submits the Financial Statements 2006 to the Sellers, the Purchaser and KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Hamburg (hereinafter referred to as the “Auditor”). The Auditor shall be instructed to deliver its auditor’s opinion (Bestätigungsvermerk) and it’s auditor’s report (Prüfungsbericht) as soon as possible after receipt of the Financial Statements 2006. The Sellers and – after the Closing – the Purchaser shall procure that the Auditor be released from its professional confidentiality obligations as reasonably necessary for the purposes of this section 5.7.

SECTION 6

SELLERS’ GUARANTEES

6.1	Form of Sellers’ Guarantees

6.1.1	Seller 1 hereby guarantees to the Purchaser by way of an independent promise of guarantee pursuant to section 311 (1) BGB (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in section 6 hereof or otherwise in this Agreement that the statements set forth in section 6.2.1 (4) and 6.2.1 (5) below are true and correct with respect to the Seller 1 Share A, the Seller 1 Share B, the Claussen Share, the Bauer Share, and the Günther Share.

Seller 2 hereby guarantees to the Purchaser by way of an independent promise of guarantee pursuant to section 311 (1) BGB (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in section 6 hereof or otherwise in this Agreement that the statements set forth in section 6.2.1 (4) and 6.2.1 (5) below are true and correct as of the Signing Date and of the Effective Date with respect to the Seller 2 Share sold by Seller 2 pursuant to section 2.1.1.

6.1.2	Seller 1 hereby guarantees to the Shareholder Loans Purchaser by way of an independent promise of guarantee pursuant to section 311 (1) BGB (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in section 6 hereof or otherwise in this Agreement that the statements set forth in section 6.2.3 are true and correct as of the Signing Date and on the Effective Date.

6.1.3	Furthermore, Seller 1 hereby guarantees to the Purchaser by way of an independent promise of guarantee pursuant to section 311 (1) BGB (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB) within the scope and subject to the requirements and limitations provided in section 6 hereof or otherwise in this Agreement that the statements set forth in sections 6.2.1 (1) through (3) and (6), section 6.2.2 and sections 6.2.4 through 6.2.13 are true and correct as of the Signing Date and, unless explicitly provided otherwise in this section, on the Effective Date, save that the Measures are still required with respect to statements set forth in sections 6.2.5 and 6.2.6.

6.1.4	The Sellers and the Purchaser agree and explicitly confirm that the guarantees in this section 6 are not granted, and shall not be qualified and construed as, quality guarantees concerning the object of the purchase (Garantien für die Beschaffenheit der Sache) within the meaning of sections 443, 444 BGB, respectively, and that section 444 BGB shall not and does not apply to the guarantees contained in this section 6.

6.2	Sellers’ Guarantees

6.2.1	Corporate Status and Authority of the Sellers

(1)	The statements in section 1 hereof regarding the Companies are true and correct. The Companies have been duly incorporated and are validly existing under the laws of their respective jurisdiction. Exhibit 6.2.1 (1) contains a true and correct copy of the articles of association or equivalent constitutional documents of each of the Companies (together the “Constitutional Documents”). All Constitutional Documents are in full force and effect as of the date hereof. No resolution for the amendment of the Constitutional Documents has been adopted, and no filings with the commercial register or equivalent official corporate registers are pending, save from the application to the commercial register of the Company with respect to the Measures.

(2)	The statements in section 1.3 are correct. All Subsidiaries are identified in section 1.3. None of the Companies holds any interest in any company or other entity other than set forth in section 1.3.

(3)	No bankruptcy, insolvency or judicial composition proceedings concerning any of the Companies have been applied for. To the Sellers’ Best Knowledge, as of the Signing Date, no circumstances exist which would require an application for any bankruptcy, insolvency or judicial composition proceedings nor do any circumstances exist according to any applicable bankruptcy or insolvency laws which would justify the avoidance of this Agreement. However, the Purchaser is aware that the Financial Statements (as defined below) show a deficit not covered by equity (nicht durch Eigenkapital gedeckter Fehlbetrag) of the Company in accordance with German GAAP.

(4)	The Seller 2 Share has been validly issued and is free from any encumbrances (dingliche Belastungen), pending transfers or other rights of Third Parties. The Seller 2 Share is fully paid in, either in cash or in kind, and has not been repaid. With respect to the Seller 2 Share, there are no obligations to make further contributions in the meaning of section 26 (1) GmbHG (keine Nachschusspflichten im Sinne von § 26 Abs. 1 GmbHG). There are no pre-emptive rights, rights of first refusal or other rights of Third Parties to acquire the Seller 2 Share.

As of the Signing Date, the Seller 1 Share A, the Seller 1 Share B, the Claussen Share, the Bauer Share and the Günther Share have been validly issued and are free from any encumbrances (dingliche Belastungen), pending transfers or other rights of Third Parties (with the exception of Prof. Claussen regarding the Claussen Share, Dr. Bauer regarding the Bauer Share and Dr. Günther regarding the Günther Share). As of the later of the Closing Date and the Effective Date the Seller 1 Share A, the Claussen Share, the Bauer Share and the Günther Share have been validly issued and are free from any encumbrances (dingliche Belastungen), pending transfers or other rights of Third Parties.

As of the Signing Date and the later of the Closing Date and the Effective Date, the Seller 1 Share A, the Claussen Share, the Bauer Share and the Günther Share are fully paid in, either in cash or in kind, and have not been repaid.

As of the Signing Date, with respect to the Seller 1 Share A, the Seller 1 Share B, the Claussen Share, the Bauer Share and the Günther Share, there are no obligations to make further contributions in the meaning of section 26 (1) GmbHG (keine Nachschusspflichten im Sinne von § 26 Abs. 1 GmbHG). As of the later of the Closing Date and the Effective Date, with respect to the Seller 1 Share A, the Claussen Share, the Bauer Share and the Günther Share, there are no obligations to make further contributions in the meaning of section 26 (1) GmbHG (keine Nachschusspflichten im Sinne von § 26 Abs. 1 GmbHG).

As of the Signing Date, there are no pre-emptive rights, rights of first refusal or other rights of Third Parties to acquire the Seller 1 Share A, the Seller 1 Share B, the Claussen Share, the Bauer Share and the Günther Share (save from any rights under the Shareholders’ Agreement regarding the Seller 1 Share B). As of the later of the Closing Date and the Effective Date, there are no pre-emptive rights, rights of first refusal or other rights of Third Parties to acquire the Seller 1 Share A, the Claussen Share, the Bauer Share and the Günther Share.

(5)	On the Signing Date, the Companies’ Shares are directly owned as set out in sections 1.2 and 1.3.

On the later of the Effective Date and the Closing Date, Seller 1 will directly own the Seller 1 Share A, the Claussen Share, the Bauer Share, and the Günther Share.

On the Signing Date, Seller 1 is entitled to freely dispose of the Seller 1 Share A and the Seller 1 Share B, in each case without requiring the consent of any Third Party (save from the consents required pursuant to the Shareholders’ Agreement and the Constitutional Documents for the Seller 1 Share B) and without such a disposal infringing any rights of a Third Party.

On the later of the Effective Date and the Closing Date, Seller 1 is entitled to freely dispose of the Seller 1 Share A, the Claussen Share, the Bauer Share, and the Günther Share without requiring the consent of any Third Party and without such a disposal infringing any rights of a Third Party.

Seller 2 directly owns the Seller 2 Share. Seller 2 is entitled to freely dispose of the Seller 2 Share transferred by it under this Agreement without requiring the consent of any Third Party and without such a disposal infringing any rights of a Third Party.

(6)	None of the Companies is a party to an enterprise agreement (Unternehmensvertrag) within the scope of section 291 et seq. AktG.

6.2.2	Financial Statements

(1)	The Sellers have delivered to the Purchaser the audited financial statements (balance sheet, notes, profit and loss statement) as of 31 December 2005 of the Company (the “Financial Statements 2005”). The Financial Statements 2005 have been prepared in accordance with German GAAP and, to the Sellers’ Best Knowledge as of 31 December 2005, fairly present, in accordance with such principles, in all respects a true and fair view, of the assets and liabilities (Vermögenslage), financial condition (Finanzlage) and results of operation (Ertragslage) of the Company for the period referenced therein. The Q3 Financial Statements have been prepared in accordance with German GAAP and consistent with past practice regarding quarterly financial statements except otherwise disclosed in Exhibit 6.2.2 (1).

(2)	The books and records of the Company are up-to-date and have been maintained in accordance with all applicable legal requirements and contain complete and accurate records of all matters to be dealt with in such books under applicable law.

(3)	Save from a loan payable to the Company in the amount of US $ 9,999.00 the Subsidiary has no outstanding liabilities and there are no provisions (Rückstellungen) on the Subsidiary’s balance sheet as of 31 December 2006.

6.2.3	Shareholder Loans

(1)	The statements in Exhibit 1.4 are correct. The Shareholder Loans have been fully made available, have not been repaid and are free from any encumbrances (dingliche Belastungen), pending transfers or other rights of Third Parties.

(2)	Seller 1 is the owner (Inhaber) of all rights and claims transferred to the Shareholder Loans Purchaser pursuant to section 2.4.2 and is entitled to freely dispose of such rights and claims without requiring the consent of any Third Party and without such a disposal infringing any rights of a Third Party.

6.2.4	Real Property

(1)	Exhibit 6.2.4 (1) contains a list of real property leased or rented by the Companies as of the Signing Date, whether as lessee or as lessor, with the respective lessee’s payment obligations under the lease agreements exceeding a value of EUR 10,000.00 p.a. (hereinafter referred to as the “Real Property Agreements”). As of the Signing Date, all Real Property Agreements are valid and no notice has been given to terminate them except as set forth in Exhibit 6.2.4 (1).

(2)	As of the Signing Date, any other real property used by the Companies but not listed in Exhibit 6.2.4 (1) is not material for the business of the Companies.

(3)	Seller 1 is entitled to sublease, with effect as of the Effective Date, the real property at D-22525 Hamburg, Schnackenburgallee 114, to the Purchaser.

6.2.5	Other Assets

(1)	The Companies have good title to the assets used and not leased or rented by them (the “Assets”). The Assets are not encumbered in favor of any third party, except for customary retention of title rights, liens, pledges or other security rights in favor of suppliers, mechanics, workmen, carriers, and the like granted in the ordinary course of business and except for statutory encumbrances.

(2)	The assets used by the Companies are sufficient to, and are in the condition (Zustand) required to, continue the Companies’ business substantially in the same manner as conducted at the Signing Date.

(3)	All inventories (Vorräte) owned by the Companies have been acquired or manufactured in the ordinary course of business, substantially consistent with past practice unless otherwise disclosed under section 6.2.8.

(4)	All trade receivables of the Companies which are reflected in the Companies’ books arise from sales or services made in the ordinary course of business, substantially consistent with past practice. To the Sellers’ Best Knowledge, as of the Signing Date there are no facts or circumstances which are likely to make impossible or materially delay the collection of any such trade accounts receivable to an extent materially beyond normal historical bad debt losses of the Companies.

6.2.6	Intellectual Property Rights

In this section 6.2.6:

“Intellectual Property Rights” shall mean all intellectual and industrial property rights, whether registered or unregistered, including without limitation patents, utility models, trademarks, trade names, service marks, copyrights, design rights, and any application thereof owned by or licensed to the Companies, including without limitation items set forth in Exhibit 6.2.6 (a) (patents, utility models, design patents), Exhibit 6.2.6 (b) (trademarks) and Exhibit 6.2.6 (c) (copyrights). The Intellectual Property Rights owned by the Companies shall be referred to as “Owned IP Rights” and the Intellectual Property Rights licensed to the Companies shall be referred to as “Licensed IP Rights”. For the avoidance of doubt, ownership with respect to copyrights shall mean ownership of all exploitation and use rights (Nutzungs- und Verwertungsrechte) arising from such copyright.

“Know-How” shall mean all of the Companies’ embodied confidential business information (whether in written or electronic or magnetic form), including trade secrets, unpatented inventions and other tangible or intangible information such as all documentation on research & development (encompassing without limitation documentation on research materials, test data, product data and safety data) in relation to the business of the Companies.

(1)	The Owned IP Rights are solely and exclusively owned by the Company, unless indicated otherwise in Exhibit 6.2.6 (1). The Subsidiary does not own any Owned IP Rights.

(2)	All Owned IP Rights are free of any third party rights existing under the relevant jurisdictions including without limitation charges, options, liens, equities, encumbrances, third party use rights (including rights of the Sellers or Affiliates of the Sellers) limitations or restrictions on use by the Company, unless indicated otherwise in Exhibit 6.2.6 (2).

(3)	With respect to the Licensed IP Rights the Companies have the right to use the Licensed IP Rights as currently used by the Companies in accordance with the relevant license agreements. The corresponding license agreements, except for the license agreements relating to the copyrights, have been disclosed to the Purchaser within the framework of the Purchaser’s due diligence prior to the Signing Date.

In addition to this, the Companies have all rights and licenses necessary to use all hardware, firmware and software programs world-wide and without time-limitations for all applications for which such hardware, firmware and software programs are currently used by the Companies, including all internal and external uses of such hardware, firmware and software programs world-wide and including the right to sell its current products with all currently implemented software applications world-wide and without time limitations, unless indicated otherwise in Exhibit 6.2.6 (3). The Companies have paid all royalties for the past, present and future use of the hardware, firmware and software programs, unless indicated otherwise in Exhibit 6.2.6 (3). None of the license agreements regarding the hardware, firmware and software programs currently used by the Company provides that the license agreement may be terminated for whatever reason because of the execution of and performance under this Agreement.

(4)	The Companies have not entered into any third party arrangement that restricts the use or disclosure of Owned IP Rights by the Companies, unless indicated otherwise in Exhibit 6.2.6 (4).

(5)	During the three years immediately preceding the Closing Date, there has been, to the knowledge of Seller 1, no infringement or threatened infringement of the Owned IP Rights by third parties. Nor is Seller 1 aware of any claim or threat by a third party in respect of infringement of intellectual property rights of such third party (i) by the Companies or (ii) by Seller 1, Prof. Claussen or Dr. Bauer of which Seller 1 knows that the same infringement claim or threat would also apply to the business of the Companies, in both cases (i) and (ii) unless indicated otherwise in Exhibit 6.2.6 (5).

(6)	No proceeding, including but not limited to oppositions or actions, has been served upon the Companies or to the Sellers’ Best Knowledge threatened in respect of the cancellation, revocation or challenge of validity of, enforceability of or title to Owned IP Rights or Licensed IP Rights owned by Seller 1, and Seller 1 is not aware of any prior art which may lead to a lack of novelty of a patent claim in a granted patent included in the Owned IP Rights or the Licensed IP Rights owned by Seller 1, both unless indicated otherwise in Exhibit 6.2.6 (6).

(7)	All acts and payments (including, without limitation, annuity fees and renewal fees) have been undertaken to prosecute Owned IP Rights applications and to maintain registrations of Owned IP Rights and Licensed IP Rights owned by Seller 1.

(8)	Service inventions (Diensterfindungen) which are part of Owned IP Rights and achieved by German employees while being employed by the Companies have been claimed in compliance with section 6 of the German Employee Invention Act (Arbeitnehmererfindungsgesetz). Where such service inventions are kept as unpatented Know-How, the Companies acknowledged the patentability of such service inventions according to section 17 of the German Employee Inventions Act. The service inventions for which the patentability has been acknowledged in accordance with section 17 of the German Employee Inventions Act are disclosed in Exhibit 6.2.6 (8). This guarantee is also given in relation to other jurisdictions with similar employee rights.

(9)	As of the Signing Date, no employee of, or freelancer who has worked for, the Companies is entitled to or has claimed any payment of compensation from the Companies in respect of Owned IP Rights and/or their use in the business of the Companies (including without limitation compensation according to the German Employee Inventions Act) which has not been paid or for which the current provisions (Rückstellungen) made by the Companies in the amount of EUR 130,000.00 (in words: Euro one hundred thirty thousand) are not sufficient. Any compensation payment which the Purchaser, its Affiliates or the Companies wish to make to such employees or freelancers of the Companies after the Closing Date with respect to the use of such Owned IP Rights in the business of the Companies prior to the Signing Date shall require the prior written consent of Seller 1. If Seller 1 does not agree to any such payment, it shall reimburse to the Purchasers, its Affiliates and/or the Companies, as the case may be, fifty percent (50%) of the court and attorneys’ fees which are reasonably assumed by the Purchaser, its Affiliates and/or the Companies (as applicable) in their defense against such compensation claim.

(10)

All Know-How is adequately embodied in written, electronic or magnetic form in accordance with its relevance for the business of the Companies, and all such embodiments are in the possession of the Companies. All employees of the Companies have assumed written obligations to keep confidential information of the Companies in confidence, and the Companies and Seller 1 are not aware of any material violation of such confidentiality obligations by any employee. The Companies have further included adequate confidentiality clauses in their research and development collaboration agreements with third parties to protect the Know-how of the Companies, and the Companies and Seller 1 are not aware of any material violation of such confidentiality obligation by any of such collaboration partners.

(11)	All documents and information relating to the content and title of Owned IP Rights are in the possession of the Companies.

6.2.7	Compliance with Laws and Permits

(1)	The Companies hold all permits and licenses which are required, if any, under applicable public laws (nach öffentlichem Recht) in order to conduct their business substantially in the same manner as conducted at the Signing Date (the “Permits”).

(2)	To the Sellers’ Best Knowledge, there exists no threat of any revocation or restriction or subsequent orders (nachträgliche Anordnungen) relating to any of the Permits as of the Signing Date.

(3)	The Companies conduct their respective business in compliance with all provisions of such permits and licenses the non-compliance with which would have a material adverse effect with respect to the business of the Companies taken as a whole.

(4)	The Companies have, at all times, applied for, received and used all public grants (öffentliche Fördermittel) in accordance with applicable legal provisions of such public grants except as otherwise set out in Exhibit 6.2.7 (4).

(5)	To the Sellers’ Best Knowledge, there exists no Environmental Condition as of the Signing Date. “Environmental Condition” shall mean the presence of pollutants, contaminants, toxic wastes or other materials or substances which have a material negative impact on human health in the soil or ground water of any real property or any buildings or business premises used by the Companies.

6.2.8	Material Agreements

Exhibit 6.2.8 contains a complete and correct list of material agreements as described below to which any of the Companies, as of the Signing Date, is a party and of which the primary contractual obligations have not yet been completely fulfilled (hereinafter referred to as the “Material Agreements”):

(1)	agreements relating to the acquisition or sale of interests in other companies or businesses providing, in each case, for a consideration in excess of EUR 50,000.00 (in words: Euro fifty thousand);

(2)	joint venture, partnership or similar agreements;

(3)	loan agreements, bonds, notes or any other instruments of debt involving any Third Party other than the Companies and, individually, an amount of EUR 25,000.00 (in words: Euro twenty five thousand) or more;

(4)	guarantees, indemnities, and suretyships (Bürgschaften) issued for any debt of any Third Party other than the Companies for an amount of EUR 25,000.00 (in words: Euro twenty five thousand) or more; and

(5)	agreements of long term nature (Dauerschuldverhältnisse) other than described in sections 6.2.4 (1) and 6.2.8 (1) through (4) above which cannot be terminated with effect as of or prior to 31 March 2007 and which provide for annual obligations of any of the Companies in excess of EUR 50,000.00 (in words: Euro fifty thousand).

As of the Signing Date, none of the Companies has received a written notice of termination, and, to the Sellers’ Best Knowledge, each of the Material Agreements and each Real Property Agreement is, as of the Signing Date, in full force and effect. As of the Signing Date, no party to a Material Agreement or a Real Property Agreement has asserted in writing that a Material Agreement or a Real Property Agreement is partially or entirely invalid. The Companies have no obligation or liability to pay any fees or commissions to any broker, finder or agent in relation to the consummation of the transaction.

6.2.9	Employees

(1)	Exhibit 6.2.9 (1) contains a list of collective bargaining agreements (Tarifverträge) and shop agreements (Betriebsvereinbarungen) and all other material agreements with unions, workers’ councils and similar organizations and/or representative bodies by which any of the Companies are bound as of the Signing Date.

(2)	Exhibit 6.2.9 (2) contains a correct and complete list of managing directors and employees of the Companies who are entitled, as of the Signing Date, to receive an annual gross base salary (excluding fringe benefits, such as incentives, stock options or appreciation rights, company car and other benefits) in excess of EUR 75,000.00 (in words: Euro seventy five thousand) (such employees collectively hereinafter referred to as the “Key Employees” and each of them as a “Key Employee”). As of the Signing Date, none of the Key Employees has given notice of termination of his or her employment or service agreement.

(3)	During the last five years until and including the Signing Date, the Company has not experienced (i) any strike, slowdown or work stoppage by or lockout of its employees or (ii) any lawsuit relating to the alleged violation of any law or order relating to discrimination, civil rights, workers’ safety or working conditions.

(4)	Except as disclosed in Exhibit 6.2.9 (4), there exist no and have never existed any incentive plans, long term incentive plans, stock option agreements, stock appreciation and similar rights or plans and employer financed pension or life insurance schemes other than any statutory social security schemes which are applicable to the Companies.

(5)	There exist no and have never existed any agreements, arrangements (other than any statutory social security schemes), or shop practices (betriebliche Übung) under which the Companies are liable to provide any pension, lump sum or gratuity payable on death or retirement in respect of any past or present managing director, board member or employee of the Companies save from Prof. Claussen.

6.2.10	Litigation and Product Liability

(1)	Except those disclosed in Exhibit 6.2.10 (1), the Companies are not involved in any lawsuit, arbitration, administrative or similar proceedings before any state court, arbitration panel or an administrative authority involving a value in dispute (Streitwert) exceeding EUR 20,000.00 (in words: Euro twenty thousand) in each individual case on the Signing Date pending (rechtshängig) or, to the Sellers’ Best Knowledge, threatened to be filed against any of the Companies as of the Signing Date.

(2)	All products manufactured, marketed or distributed by the Companies are manufactured and distributed in accordance with (i) all applicable product liability and related laws and (ii) the applicable technical regulations the non-compliance with which would have a material adverse effect with respect to the business of the Companies taken as a whole. To the Sellers’ Best Knowledge, as of the Signing Date there are no facts giving rise to foresee a contractual or non-contractual product liability of the Company or any obligation to recall products. As of the Signing Date, there are no product liability claims currently pending, and to the Sellers’ Best Knowledge, there is no threat thereof against the Companies.

6.2.11	Tax

(1)	For the purposes of this Agreement, “Tax”/ “Taxes” shall mean any taxes within the meaning of section 3 (1) through (3) AO and any corresponding foreign taxes and incidental tax payments, charges, duties and levies of any kind including social security contributions and other public law levies (öffentlich-rechtliche Abgaben) and public impositions of any kind imposed by any governmental authority or other public body (hereinafter referred to as the “Tax Authority”) or owed due to any legal provision. For the purposes of this Agreement, Taxes shall further include any payments made as party liable for Taxes and payments to any other party pursuant to a tax sharing or indemnity agreement, as well as any interest and any penalties, additions to tax or additional amounts under applicable law (such as e.g. under section 3 (4) AO) or imposed by a Tax Authority. For the purposes of this Agreement, “Tax Return” shall mean any material declaration, announcement, advance notification or other document which has to be submitted to any Tax Authority with respect to Taxes.

(2)	As of the Closing Date the Companies have duly, and within any appropriate time limits (taking into account permitted extensions of time limits), filed all material Tax Returns, given all material notices and supplied all other material information required to be supplied to any relevant Tax Authorities and have properly maintained all material records required to be maintained for Tax purposes. All such information was and remains complete and accurate in all material respects and all such returns and notices were and remain complete and accurate in all material respects and were made on the proper basis and are not the subject of any material dispute nor, to the Sellers’ Best Knowledge, are likely to become the subject of any material dispute with the relevant Tax Authority.

(3)	All Taxes which are due and payable by the Companies before and on the Closing Date have been (or will be timely) paid (or otherwise settled) on or before the Closing Date.

(4)

None of the Companies is involved or has been involved in the last three years prior to the Signing Date in any Tax audit, non routine visits or material investigations by any Tax Authority, relating to any Tax period ending on or before the Effective Date except for (i) the routine official inspection of employers’ wage tax records (Lohnsteueraußenprüfung) with respect to the Company covering the period from 1 July 2002 until 31 December 2005, which has been carried out in the business premises of Seller 1 on 27 March 2006 and (ii) the routine official inspection by Deutsche Rentenversicherung Nord carried out in the business premises of Seller 1 between 15 May 2006 and 24 May 2006 covering the period from 1 January 2002 until 31 December 2005. As of the Closing Date none of the Companies is liable to pay any fine or penalties to a Tax Authority.

(5)	With respect to the assessment of Taxes, or the payment thereof, as regards any transactions or operations carried out, including in particular restructuring operations, no advance rulings (verbindliche Auskunft) or advance pricing agreements (Vorabverständigungsverfahren nach den Doppelbesteuerungsabkommen zur Erteilung verbindlicher Vorabzusagen über Verrechnungspreise zwischen international verbundenen Unternehmen) from any Tax Authority have been obtained by the Companies.

(6)	The Companies are and have at all times been resident for Tax purposes only in their place of incorporation and are not and have not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any treaty on the avoidance of double taxation). The Companies are not subject to Tax in any jurisdiction other than their place of incorporation by virtue of having a permanent establishment or other place of business in that jurisdiction.

(7)	The Companies have properly deducted Taxes from all payments made or benefits provided on or before the Closing Date, or treated as made or provided, as required by law and duly accounted to the relevant Tax Authority for Taxes so deducted and have complied with all their reporting obligations to the relevant Tax Authority in respect of any such payments made or benefits provided.

6.2.12	Insurances

To the Sellers’ Best Knowledge, the insurance policies listed in Exhibit 6.2.12 are valid and in full force as of the Signing Date. Except as set forth in Exhibit 6.2.12, all premiums due on the above policies have been duly paid and will be paid until the Effective Date, and, to the Sellers’ Best Knowledge, as of the Signing Date no such policy can be terminated.

6.2.13	Conduct of Business

Except for the measures and transactions listed in Exhibit 6.2.13, from 30 September 2006 up to and including the Signing Date none of the measures and transactions set forth in section 12.2 (Period until Closing Date) have been performed and the Business has been conducted in the ordinary course and substantially in line with past practice.

6.3	No other Sellers’ Guarantees

6.3.1	The Purchaser explicitly acknowledges to purchase and acquire the Shares without reliance upon any express or implied representations, warranties or guarantees of any nature made by the Sellers except for the guarantees explicitly given by the Sellers under this Agreement.

6.3.2	Without limiting the generality of the foregoing, the Purchaser acknowledges that the Sellers give no representation, warranty or guarantee with respect to

(1)	any projections, estimates or budgets delivered or made available to the Purchaser of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) or the future business operations of the Companies; or

(2)	any other information or documents made available to the Purchaser or its Affiliates, their accountants or advisors with respect to the Business or the Companies except as expressly set forth in this Agreement.

6.4	Sellers’ Best Knowledge

“Sellers’ Best Knowledge” shall encompass the actual knowledge or the grossly negligent lack of knowledge (grob fahrlässige Unkenntnis) as of the Signing Date of Dr. Dirk Ehlers, Prof. Claussen, Anja Bosler, Martina Walter, Dr. Christoph Seibt, Dr. Hans-Christoph Voigt, Sabine Kindt or Dr. Christoph Stoecker.

SECTION 7

REMEDIES FOR BREACH OF SELLERS’ GUARANTEES

7.1	General; Recoverable Damages

7.1.1	In the event of any breach or non-fulfillment by a Seller of any of the guarantees given by the respective Seller pursuant to section 6, the respective Seller shall, subject to the provisions of this section 7, within a period of 2 (two) months after he has received notification of such a breach or non-fulfillment from the Purchaser or the Shareholder Loans Purchaser, put the Purchaser or the Shareholder Loans Purchaser, as the case may be, into the position the Purchaser or the Shareholder Loans Purchaser would have been in had the guarantee not been breached (restitution in kind; Naturalrestitution).

If and to the extent that the respective Seller fails to provide restitution in kind within the period set out in the foregoing sentence, the Purchaser or the Shareholder Loans Purchaser, as the case may be, at its election, shall be entitled to claim for monetary damage compensation (Schadenersatz in Geld) instead of restitution in kind.

The obligations under the foregoing sentences exist regardless of any fault or negligence (Verschulden) of the Sellers.

The damage compensation shall only cover (i) actual damages, (ii) consequential damages (Folgeschäden, mittelbare Schäden), and (iii) lost profits, in each case as far as such damages are recoverable under sections 249 et seq. BGB. For the avoidance of doubt, damage compensation shall not cover internal administration or overhead costs and expenses of the Purchaser or the Shareholder Loans Purchaser. The Purchaser and the Shareholder Loans Purchaser shall not be entitled to argue that the Purchase Price and/or the Shareholder Loans Remuneration was calculated upon incorrect assumptions.

Any payment made by any of the Sellers pursuant to this Agreement shall be deemed to be an adjustment of the Purchase Price.

7.1.2	The Sellers shall not be liable for, and the Purchaser or – as the case may be – the Shareholder Loans Purchaser shall not be entitled to claim for, any damages under this section 7 if and to the extent that

(1)	the matter to which the claim relates is reflected as a liability (Verbindlichkeit), provision (Rückstellung), depreciation (Abschreibung) or individual write-off (Einzelwertabschreibung) in the Q4 Financial Statements and has been deducted as Financial Debt or treated as a deductible item in determining the Working Capital Shortfall or Working Capital Surplus;

(2)	the Purchaser, the Shareholder Loans Purchaser or, after the Closing, the Companies receive payments under insurance policies or from Third Parties for the respective item;

(3)	either the Purchaser or, after the Closing, the Companies have caused (verursacht oder mitverursacht) or aggravated the breach of a guarantee or any damage resulting therefrom or failed to mitigate damages pursuant to section 254 BGB;

(4)	the payment or settlement of any item giving rise to claims relating to the breach of a guarantee results in a Tax or other benefit to the Purchaser or any of the Companies, whereby all advantages in connection with the relevant matter shall be taken into account according to the principles of compensatio lucri cum damno (Vorteilsausgleichung); or

(5)	the breach of a guarantee results from, or its consequences are increased by, the passing of, or any change in, after 31 December 2006, any law, statute, ordinance, rule, regulation, common law rule or administrative practice of any government, governmental department, agency or regulatory body, including but not limited to any increase of the rates of Taxes or any imposition of Taxes or any withdrawal or relief from Taxes not actually in effect on 31 December 2006.

For the avoidance of doubt, the final sentence of section 8.1.1 shall apply in respect of any corporate income tax or trade tax burden (as the case may be) that entitle to damages under this section 7.

7.2	Scope of Sellers’ Liability pursuant to this Agreement

7.2.1	For a breach of the guarantees set out in section 6.1.1, 6.1.2 and 6.1.3, each Seller shall only be liable for his own breach of such guarantee. For the avoidance of doubt, an individual Seller shall for example not be liable on the basis of a guarantee given under section 6.2.1 (5) if the statements made in such guarantee are correct in relation to the Share(s) of such individual Seller but incorrect in relation to the Share(s) of the other Seller.

With regard to all claims of the Purchaser or the Shareholder Loans Purchaser under this Agreement which are not directed only against an individual Seller, for example with regard to claims of the Purchaser under section 3.4.1, the Sellers shall only be liable as partial debtors (teilschuldnerische Haftung) to the following percentages: Seller 1 to 90% and Seller 2 to 10%.

With regard to all claims of the Purchaser or the Shareholder Loans Purchaser under this Agreement which are directed only against an individual Seller only such individual Seller shall be liable.

Regardless of the liability of the Sellers set out in the preceding subsections, the Purchaser and the Shareholder Loans Purchaser may demand payment from the Escrow Account I for the claims set out in section 3.8.1. For the avoidance of doubt, the Purchaser shall for example be entitled to demand payment from the Escrow Account I if it has a claim against only one Seller on the basis of a guarantee given by such Seller under section 6.2.1 (5).

7.2.2	Liability Caps

(1)	With respect to all claims of the Purchaser or the Shareholder Loans Purchaser under this section 7 the aggregate liability of the Sellers shall be limited to

EUR 2,000,000.00 (in words: Euro two million) except for claims under this section 7 against Seller 1 in connection with sections 6.2.5 (1) (title to Assets), 6.2.6 (Intellectual Property Rights), and 6.2.11 (Tax) (hereinafter collectively referred to as “Important Claims”) for which the aggregate liability of Seller 1 shall be limited to EUR 5,000,000.00 (in words: Euro five million). Important Claims only count towards the cap of EUR 2,000,000.00 (in words: Euro two million) as far as they exceed in the aggregate EUR 3,000,000.00 (in words: Euro three million). The aggregate liability of Seller 1 under this section 7 shall, subject to section 7.2.2 (2) and (4) below, in no event exceed EUR 5,000,000.00 (in words: Euro five million).

(2)	Section 7.2.2 (1) shall not apply and, save as provided under section 7.2.2 (3) below, no liability cap shall apply, for claims of the Purchaser or the Shareholder Loans Purchaser under this section 7 in connection with sections 6.2.1 (corporate) and 6.2.3 (title to Shareholder Loans).

(3)	The aggregate liability of all Sellers under this section 7 shall be limited to an amount equal to the Preliminary Purchase Price and the aggregate liability of each individual Seller under this section 7 shall be limited to the following amounts: for Seller 1 to EUR 22,167,247.48 (in words: Euro twenty two million one hundred sixty seven thousand two hundred forty seven and forty eight Eurocent) and for Seller 2, together with its aggregate liability under sections 8.6, 9.3.2 and 10.2, to EUR 594,324.75 (in words: Euro five hundred ninety four thousand three hundred twenty four and seventy five Eurocent).

(4)	Section 7.2.2 (1) through (3) shall not apply in the event of wrongful deceit (arglistige Täuschung) or other intentional breaches of contract (vorsätzliche Vertragsverletzung).

7.2.3	If and to the extent that the Escrow Account I secures any liability claims of the Purchaser or the Shareholder Loans Purchaser under sections 6.1.1, 6.1.2 and 6.1.3 for which the respective Seller is individually liable, the respective Seller shall fully reimburse the other Seller in the amount taken from the Escrow Account I.

7.3	De Minimis Amount; Threshold

The Purchaser or – as the case may be – the Shareholder Loans Purchaser shall only be entitled to any claims under this section 7 if (i) such individual claim exceeds an amount of EUR 20,000.00 (in words: Euro twenty thousand) (with the exception of claims under section 6.2.11 (Tax) where such amount shall be EUR 10,000.00 (in words: Euro ten thousand)) (hereinafter referred to as the “De Minimis Amount”) and (ii) the aggregate individual claims exceeding the De Minimis Amount exceed EUR 50,000.00 (in words: Euro fifty thousand) (hereinafter referred to as the “Threshold”). In case each individual claim exceeds the De Minimis Amount and the aggregate amount of all such individual claims exceeds the Threshold, the Purchaser or – as the case may be – the Shareholder Loans Purchaser can claim the aggregate amount including the De Minimis Amounts and the Threshold (Freigrenze). For the avoidance of doubt, this section 7.3 shall not apply with respect to claims based on the indemnities set out in sections 8 and 9 of this Agreement.

7.4	Exclusion of Claims due to Purchaser’s Knowledge

The Purchaser or – as the case may be – the Shareholder Loans Purchaser – shall not be entitled to bring any claim under this section 7 if the underlying facts or circumstances to which the claim relates were known, or if there was a grossly negligent lack of knowledge (grob fahrlässige Unkenntnis) of such underlying facts or circumstances, by the persons identified in Exhibit 7.4. Section 377 HGB shall not apply. Section 442 BGB shall apply mutatis mutandis with respect to the knowledge of the persons identified in Exhibit 7.4.

7.5	Time Limitations

All claims of the Purchaser and the Shareholder Loans Purchaser pursuant to this section 7 shall become time-barred (verjähren) on 31 March 2008 (24:00 hours German time), except for claims under this section 7 in connection with section 6.2.1, section 6.2.3, 6.2.6 and 6.2.11.

Claims under this section 7 in connection with section 6.2.1 and section 6.2.3 shall become time-barred on 31 December 2014.

Claims under this section 7 in connection with section 6.2.6 shall become time-barred on 31 December 2010.

Claims under this section 7 in connection with section 6.2.11 shall be time-barred at the later of (i) three (3) months after the final and non appealable assessment (bestandskräftige Festsetzung) of the relevant Tax or (ii) three (3) months after the date on which the relevant statute of limitation for assessment of the Tax (taking into account all relevant suspensions (Ablaufhemmung)) has expired, and (iii) in no event later than 31 December 2014 except in the case of criminal or administrative offences related to Taxes (Steuerstraftaten, Steuerordnungswidrigkeiten) and in the case of Tax Contests related to Taxes in which case the relevant claims of the Purchaser shall become time-barred only three (3) months after the final and non appealable assessment (bestandskräftige Festsetzung) of the relevant Tax.

Section 203 BGB shall not apply.

7.6	Notification of the Sellers; Procedure in Case of Third Party Claims

7.6.1	If after the Effective Date the Purchaser, the Shareholder Loans Purchaser or the Company become aware of any new circumstances which constitute an actual or probable breach of a guarantee pursuant to section 6 above, the Purchaser or – as the case may be – the Shareholder Loans Purchaser shall within 10 (ten) Business Days give Seller 1 (acting on behalf of both Sellers) (hereinafter “Sellers’ Agent”) written notice thereof, with such notice stating the nature of the possible breach and the likely amount involved, to the extent that such amount can be determined at the time of the notice. Without prejudice to the validity of the alleged breach, the Purchaser shall allow, and shall cause the Companies to allow, Sellers’ Agent and its accountants and legal advisers to investigate the circumstances alleged to give rise to such breach, and whether and to which extent any amount is payable in respect of such breach. For such purposes, the Purchaser and the Shareholder Loans Purchaser shall give, and shall cause the Companies to give, such information and assistance, including access to the Companies’ premises and personnel and including the right to examine and copy or photograph any assets, accounts, documents and records, as Sellers’ Agent or its accountants or legal advisers may reasonably request.

7.6.2	Furthermore, in the event that in connection with a breach of a guarantee under section 6 any claim or demand of a Third Party is asserted against the Purchaser, the Shareholder Loans Purchaser or any of the Companies, the Purchaser shall within 10 (ten) Business Days (i) make available to Sellers’ Agent a copy of the Third Party claim or demand and of all time-sensitive documents and (ii) give the Sellers’ Agent the opportunity to defend the Purchaser, the Shareholder Loans Purchaser or any of the Companies against such claim. Sellers’ Agent shall have the right to defend the claim by all appropriate proceedings and shall have the sole power to direct and control such defense. In particular, without limitation, Sellers’ Agent may (i) participate in and direct all negotiations and correspondence with the Third Party, (ii) appoint and instruct counsel acting, if necessary, in the name of the Purchaser, the Shareholder Loans Purchaser or any of the Companies, and (iii) require that the claim be litigated or settled in accordance with Sellers’ Agent’s instructions. Sellers’ Agent shall in any event conduct such proceedings in good faith with due regard to the concerns of the Purchaser or the Shareholder Loans Purchaser.

7.6.3	In no event shall the Purchaser, the Shareholder Loans Purchaser or any of the Companies be entitled to acknowledge or settle a claim or permit any such acknowledgement or settlement without Sellers’ Agent’s prior written consent to the extent that such claim or settlement may result in a liability of the Sellers under this Agreement. The Purchaser, the Shareholder Loans Purchaser or any of the Companies shall reasonably cooperate with the Sellers’ Agent in the defense of any Third Party claim.

7.6.4	To the extent that the Sellers are in breach of a guarantee provided for under section 6 above, all reasonable costs and expenses incurred by the Sellers, the Purchaser and the Shareholder Loans Purchaser in defending such claim shall be borne by the Seller(s) concerned. If it turns out that the Sellers were not in breach, any reasonable costs and expenses incurred by the Sellers, the Purchaser and the Shareholder Loans Purchaser in connection with the defense (including advisors fees) shall be borne by the Purchaser.

7.6.5	The failure of the Purchaser to fully comply with its obligations under this section 7.6 shall not exclude or limit the claims of the Purchaser or the Shareholder Loans Purchaser under this Agreement if the failure of such compliance has not materially prejudiced the Sellers.

7.6.6	Section 7.6.1 through section 7.6.5 do not apply in respect of claims governed by section 8.4.

7.7	Exclusion of Further Remedies

7.7.1	The Purchaser explicitly acknowledges that he acquires the Company based upon its own examination of the Business by the Purchaser’s Guarantor and its advisors.

7.7.2	To the extent permitted by law, the remedies which the Purchaser or – as the case may be – the Shareholder Loans Purchaser may have against the Sellers for breach of any obligations set forth in sections 6, 7, 8 and 9 shall solely be governed by this Agreement and shall be the exclusive remedies available to the Purchaser. Without limiting the generality of the aforesaid, any right of the Purchaser to reduce the Purchase Price (Minderung), or to rescind (Rücktritt) this Agreement or to require the winding up of the transactions contemplated hereunder on any other legal basis (e.g. by way of großer Schadenersatz), any claims for breach of pre-contractual obligations (culpa in contrahendo pursuant to sections 311 (2) and 280 BGB), or ancillary obligations (positive Forderungsverletzung) and any liability in tort (Deliktshaftung), except for claims for willful deceit (arglistige Täuschung) and other intentional breaches of contract (vorsätzliche Vertragsverletzungen), are hereby explicitly excluded and waived by the Purchaser to the extent permitted by law.

SECTION 8

TAXES

8.1	Tax Indemnification

8.1.1	The Sellers shall pay to the Purchaser or, at the Purchaser’s election, to any of the Companies an amount equal to (i) any liability for Taxes which are imposed on, or payable by, any of the Companies for Tax assessment periods (e.g. steuerliche Veranlagungszeiträume) or time periods or portions thereof ending on or before the Effective Date, (ii) any liability for Taxes which are imposed on, or payable by, any of the Companies in respect of dividends, constructive dividends (in particular, but not limited to any transaction with Sellers or persons affiliated or related to Sellers) or fictitious profits or gains which are deemed realized for Tax purposes for Tax assessment periods or time periods or portions thereof ending on or before the Closing Date, (iii) 24% of the amount by which the Tax loss carry forward of the Company for German corporate income Tax purposes as of the Effective Date falls short of EUR 8,000,000.00 (in words: Euro eight million) and 14% of the amount by which the Tax loss carry forward of the Company for German trade Tax purposes falls short of EUR 4,000,000.00 (in words: Euro four million); in each case of (i) and (ii) and, as far as items (3) to (6) below are concerned, also in case of (iii), unless, and except to the extent that,

(1)	the amount of Taxes has been deducted as Financial Debt or treated as a deductible item in determining the Working Capital Shortfall or Working Capital Surplus;

(2)	the amount of the Taxes is actually recovered from a third party after the Closing Date;

(3)	the amount of the Taxes or, as the case may be, the reduction of the Tax loss carry forwards results from reorganization or other measures initiated by Purchaser with retroactive effect for periods or portions thereof ending on or before the Effective Date;

(4)	the amount of the Taxes or, as the case may be, the reduction of the Tax loss carry forwards results from (i) any change in the accounting and taxation principles or practices of the Companies introduced after the Closing Date, or (ii) any transaction, action or omission taken by the Purchaser or the Companies after the Closing Date with retroactive effect for periods or portions thereof ending on or before the Effective Date; in each case of (i) and (ii) unless required under mandatory law;

(5)	the amount of Taxes may be offset against future Tax reductions (Steuerminderungen) arising after the Effective Date out of the circumstance triggering the Tax indemnification claim, e.g. resulting from the lengthening or depreciation periods or higher depreciation allowances (Phasenverschiebung), whereby future Tax reductions shall be calculated on the basis of the Tax rates and Tax laws in force and effect at the time when the Tax is claimed by the Purchaser or at such time enacted to come into force;

(6)	the Sellers suffered a Tax-related economic disadvantage with respect to the indemnifiable Tax by the Purchaser’s non-compliance with the procedures of section 8.4 below.

For the avoidance of doubt, it is understood that any Tax refunds resulting from a carry back of Tax losses incurred after the Effective Date into a Tax assessment period prior to or ending on the Effective Date shall not limit the Sellers’ indemnification obligation pursuant to this section 8.1.1. It is further understood that the Sellers’ indemnification obligation pursuant to this section 8.1.1 in respect of corporate income tax and trade tax payable by, or imposed on, the Company shall be mitigated, if and to the extent Tax loss carry forwards for corporate income tax and trade tax purposes are available as of the Effective Date in excess of the respective amounts set out in 8.1.1 (iii) and can be used to reduce the corporate income tax or trade tax that would otherwise be payable by the Company.

8.1.2	Indemnification payments due by the Sellers under this section 8 shall be made within 12 (twelve) Business Days following written notice by the Purchaser to the Sellers, provided that the Sellers shall not be required to make any payment earlier than 2 (two) Business Days before such Taxes are due to the Tax Authority. In case of any Tax being contested in accordance with section 8.4.2 and provided that the Tax Authority has granted a stay of execution without security (Aussetzung der Vollziehung ohne Sicherheitsleistung), payment of such Tax to the Tax Authority is considered due no earlier than on the date a final (bestandskräftig) determination to such effect is made by either Tax Authority or a court of proper jurisdiction.

8.2	Tax Filings after the Closing Date

Seller 1 shall prepare, or cause to be prepared, and make, or cause to be made, all Tax filings for the Companies required to be filed by or on behalf of the Companies after the Closing Date for periods including the period ending on the Effective Date. Such Tax filings shall be prepared by Seller 1, subject to the Purchaser’s approval, on a basis consistent with those prepared for prior Tax assessment periods, provided that applicable law so allows. Seller 1 and

Purchaser shall fully co-operate in connection with any Tax matter relating to any Tax assessment or time periods ending on or before the Effective Date, including the preparation and filing of any Tax Return and transfer pricing documentation. Such co-operation shall include, without limitation, providing or making available all relevant books, records and documentation and the assistance of officers and employees. KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft, Hamburg, shall be mandated to prepare all Tax filings for the Companies required to be filed by or on behalf of them after the Closing Date for periods including the period ending on the Effective Date.

8.3	Tax Covenants

The Purchaser covenants to the Sellers that except as required by any Tax Authority or otherwise compelled by mandatory law and after having given Sellers’ Agent the opportunity to intervene, the Purchaser will not cause or permit the Companies to make or change any Tax election, amend any Tax Return or take any Tax position on any Tax Return or take any action, omit to take any action or enter into any transaction with retroactive effect for Tax purposes prior to the Effective Date that results in any increased Tax liability (including a Tax indemnification liability) of the Sellers.

8.4	Indemnification Procedures

8.4.1	Following the Closing Date, the Purchaser shall timely notify Sellers’ Agent of any Tax audit or administrative or judicial proceedings that are announced or commenced and that could constitute a basis for indemnification by the Sellers pursuant to this section 8. Such notice shall be in writing and shall contain reasonable factual information describing the object of the Tax audit or the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such Tax audit or asserted Tax liability.

8.4.2

Sellers’ Agent may elect to direct on its own or through a common counsel of its choice and at its expense (including reimbursement of reasonable costs and expenses incurred by the Companies), any audit, claim for refund and administrative or judicial proceeding, if and to the extent a Tax liability is involved with respect to which indemnity may be sought under this section 8 (any such audit, claim for refund or proceeding relating to a Tax liability is herein referred to as a “Tax Contest”). If Sellers’ Agent elects to direct a Tax Contest, then Seller 1 shall within 12 (twelve) Business Days of receipt of the Purchaser’s written notice pursuant to section 8.4.1 above, notify the Purchaser of its intent to do so, and the Purchaser shall cooperate and cause the Companies or the respective successors to cooperate, at the expense of Seller 1 in each phase of such Tax Contest, provided, however, that no duty to cooperate is owed where an instruction or action of Seller 1 jeopardizes material Tax assets of the Purchaser or the Companies, or in case of alleged criminal or administrative offences by the Sellers, or otherwise affects material interests of the Purchaser or the Companies. If Sellers’ Agent does not elect to direct such Tax Contest or fails to notify the Purchaser of its election as herein provided, the Purchaser, the Company or the Subsidiary may pay, compromise or contest such asserted Tax liability. In any event, Sellers’ Agent may participate to the extent applicable law so permits, at its own expense in any Tax Contest. If Sellers’ Agent chooses to direct the Tax Contest, the Purchaser shall timely authorize, and shall cause the respective Companies to authorize the designated representative of Sellers’ Agent to represent the Purchaser, the Company and/or the Subsidiary or their successors in the Tax Contest insofar as the Tax Contest involves in asserted Tax liability for which the Sellers would be liable under this section 8.

8.5	Tax Refunds

If the Company and/or the Subsidiary will receive a Tax refund relating to any Tax period ending on or before the Effective Date (to the extent not reflected in the Q4 Financial Statements of the Company as an asset), the amount of the Tax refund shall be paid by the Purchaser to the Sellers. The Purchaser shall duly notify the Sellers of any Tax refund relating to any period ending on or before the Effective Date. If and to the extent the respective Tax refund is a result of a benefit (such as e.g. a decrease in any Tax base or income item) attributable to a period or portion thereof ending on or before the Effective Date which triggers corresponding charges (such as e.g. increases of any Tax base or income item) attributable to a period or portion thereof after the Effective Date (“Reverse Effects”; Umkehreffekte), then the amount of the Tax to be refunded shall be reduced by the Tax attributable to such Reverse Effects, whereby future Tax burdens shall be calculated on the basis of the Tax rates and Tax laws in force and effect at the time when the Tax refund is claimed by the Sellers or at such time enacted to come into force.

8.6	Scope of Sellers’ Liability

With regard to all claims of the Purchaser against the Sellers under this section 8 the Sellers shall not be jointly and severally liable (keine gesamtschuldnerische Haftung) but only be liable as partial debtors (teilschuldnerische Haftung) to the following percentages: Seller 1 to 90% and Seller 2 to 10%.

The liabilities of the Sellers under this section 8 shall neither be subject to the De Minimis Amount nor the Threshold as stipulated in section 7.3. The aggregate liability of Seller 1 under this section 8 is limited to a maximum amount of EUR 5,000,000.00 (in words: Euro five million). The aggregate liability of Seller 2 under this section 8 is limited to a maximum amount of EUR 200,000.00 (in words: Euro two hundred thousand).

As far as a claim of the Purchaser against Seller 2 under this section 8 exceeds an amount of EUR 200,000.00 (in words: Euro two hundred thousand), the Purchaser can, despite the liability of the Sellers as partial debtors (Teilschuldner), claim such excess amount from Seller 1 (Ausfallhaftung).

The aggregate liability of Seller 1 under this section 8 together with its aggregate liability under and pursuant to section 7.2.2 shall in no event exceed EUR 5,000,000.00 (in words: Euro five million) and the aggregate liability of Seller 2 under this section 8 together with its aggregate liability under and pursuant to sections 7.2.2, 9.3.2 and 10.2 shall in no event exceed EUR 594,324.75 (in words: Euro five hundred ninety four thousand three hundred twenty four and seventy five Eurocent).

8.7	Limitation

Claims of the Purchaser under this section 8 shall be time-barred at the later of (i) three (3) months after the final and non appealable assessment (bestandskräftige Festsetzung) of the relevant Tax or (ii) three (3) months after the date on which the relevant statute of limitation for assessment of the Tax (taking into account all relevant suspensions (Ablaufhemmung)) has expired, however (iii) in no event later than 31 December 2014, except in the case of criminal or administrative offences related to Taxes (Steuerstraftaten, Steuerordnungswidrigkeiten) and in the case of Tax Contests related to Taxes in which case the relevant claims of Purchaser shall be time-barred only three (3) months after the final and non appealable assessment of the relevant Tax. Section 203 BGB shall not apply.

8.8	Qualification of Payments

Payments by the Sellers to the Purchaser or by the Purchaser to the Sellers pursuant to this section 8 shall constitute a reduction or increase of the Purchase Price, as the case may be. If and to the extent payments are made by the Sellers to any of the Companies at the election of the Purchaser, such payments shall be construed and deemed as a payment (either as a contribution (Einlage) or a loan) by the Purchaser, directly or indirectly, into the respective Company.

8.9	No Double Counting

In the event that a claim of the Purchaser may be based on either a breach of a guarantee under section 6.2.11 (Tax) or an indemnification under this section

8, the Purchaser may freely elect on which ground he demands payment, it being understood that payment may not be obtained for more than once (no double counting).

SECTION 9

INDEMNITY WITH RESPECT TO CERTAIN EMPLOYMENT RELATIONSHIPS

9.1	Termination of certain Employment Relationships

The Purchaser is not interested in the continuation of the employment relationships of the employees and the managing director (Geschäftsführer) of the Company listed in Exhibit 9.1 (“Redundant Employees”). The Sellers shall cause the Company to use its best efforts to immediately terminate the employment relationships with the Redundant Employees effective as of the next legally admissible date, e.g. by means of a unilateral notice of termination or a mutual termination agreement. Any change to the individuals listed as Redundant Employees requires the consent of Purchaser and Seller 1 which shall not be unreasonably withheld.

9.2	Indemnification

9.2.1

The Sellers shall indemnify and hold harmless the Purchaser from and against any and all costs, expenses and other losses (Nachteile) incurred by the Company in connection with the ongoing employment of the Redundant Employees in the period from the Effective Date until the effectiveness of a termination (rechtliche Beendigung) of their employment relationship or incurred by any action undertaken by the Purchaser or the Company to effect such termination (collectively hereinafter referred to as “Redundancy Costs”). Such Redundancy Costs include but are not limited to all salaries, benefits, bonuses or similar variable compensation, other employment-related reimbursements or payments, remuneration in kind and applicable social security contributions which the Company must render to a Redundant Employee until the effective termination (rechtliche Beendigung) of the employment relationship between the Company and this Redundant Employee, provided, however, that this Redundant Employee has been released from work and the Company does no longer benefit from the workforce of such Redundant Employee. In addition, Redundancy Costs include but are not limited to severance payments (or similar court or out-of court settlement payment) to a Redundant Employee, reimbursement payments for the loss of unemployment payments made by the Company to a Redundant Employee, compensation for post-termination non-compete covenants paid to a Redundant Employee, and all legal fees (e.g. attorneys’ fees)

incurred to avoid or settle a court litigation or in course of a court litigation between the Company and a Redundant Employee about the effectiveness of his or her termination or about other termination-related issues (such as the amount of a variable compensation or of compensation of a non-compete covenant).

9.2.2	The Sellers’ obligation to indemnify and hold harmless the Purchaser pursuant to this section 9 shall not apply if and to the extent that the Redundancy Costs are (and under acknowledged and applicable accounting principles can lawfully be) reflected as a liability (Verbindlichkeit) or provision (Rückstellung) in the Q4 Financial Statements and have reduced the Purchase Price. On the Closing Date, the Sellers shall provide the Purchaser with a written table that lists all cost items of the Redundancy Costs that are or will be reflected as a liability (Verbindlichkeit) or provision (Rückstellung) in the Q4 Financial Statements; with regard to each cost item the table shall specify the name of the Redundant Employee, the kind and amount of the respective Redundancy Cost and the date and recipient of the respective payment.

9.3	No Cap; Time Limitations

9.3.1	Regardless of the liability of the Sellers as partial debtors (Teilschuldner) according to section 7.2.1 above, the Purchaser may demand payment from the Escrow Account II for its claims set out in the preceding subsections of this section 9.

9.3.2	The aggregate liability of Seller 2 under this section 9, together with its aggregate liability under sections 7.2.2, 8.6 and 10.2, shall be limited to a maximum amount of EUR 200,000.00 (in words: Euro two hundred thousand).

As far as a claim of the Purchaser against Seller 2 under this section 9 exceeds an amount of EUR 200,000.00 (in words: Euro two hundred thousand), the Purchaser can, despite the liability of the Sellers as partial debtors (Teilschuldner), claim such excess amount from Seller 1 (Ausfallhaftung).

Seller 1’s aggregate liability under this section 9 is not capped.

9.3.3	Any claim of the Purchaser under this section 9 shall become time-barred (verjähren) on 31 December 2010 (24:00 hours German time). Section 203 BGB shall not apply.

9.4	Notification of the Sellers, Procedure in case of Third Party claims

Section 7.6 shall apply mutatis mutandis.

9.5	Dissolution of provisions for Redundancy Costs

In the event that, after the Effective Date, provisions (Rückstellungen) for Redundancy Costs which are shown in the Q4 Financial Statements are dissolved until 31 December 2010 due to the fact that such provisions are no longer required because it turns out that the underlying liability will not materialise, the Purchaser shall, within ten (10) Business Days, pay an amount equal to the reduction of the provisions for the Redundancy Costs to Seller 1 and Seller 2 to the following percentages: Seller 1 to 90%, Seller 2 to 10%.

SECTION 10

OLYMPUS TRANSACTION

10.1	Purchaser shall pay to Seller 1 and Seller 2, or at his election, shall procure that the Company pays to Seller 1 and Seller 2 amounts equal to all payments received by the Company after the Effective Date under the agreement entered into between the Company and Olympus Corporation on 13 March 2006 regarding the sale and transfer of the single molecule detection business of the Company a copy of which (without the schedules thereto) is attached hereto as Exhibit 10.1 (“Olympus Transaction”) net of value added tax (VAT), if any, and, as a lump sum for Taxes other than VAT, minus 17% of the amounts of the payments received, immediately, but no later than 5 (five) Business Days after receipt of such payments by the Company without any further deductions. Payments of the Purchaser to the Sellers in accordance with this section 10.1 shall be deemed to be adjustments of the Purchase Price. Payments to the Sellers shall be made to the following percentages: Seller 1 to 90%, Seller 2 to 10%.

10.2

The Sellers shall indemnify and hold harmless the Purchaser with respect to all liabilities arising out of, connected with or relating to the Olympus Transaction (it being understood that as far as any potential Tax liabilities arising out of, connected with or relating to the Olympus Transaction are concerned, section 6.2.11 (Tax) and section 8 shall apply, provided however, that any existing Tax loss carry forwards of the Company relating to periods up to the Effective Date in excess of the Tax loss carry forwards guaranteed in section 8.1.1 (iii) must be used to reduce the corporate income tax or trade tax that would otherwise be payable by the Company). Section 7.1.2 shall apply mutatis mutandis; sections 7.2.2, 7.3, 7.4, and 7.5 shall not apply. Claims of the Purchaser under this section 10.2 shall become time-barred on 31 December 2014.

For the avoidance of doubt, with regard to all claims of the Purchaser against the Sellers under this section 10 the Sellers shall, pursuant to section 7.2.1, not be jointly and severally liable (keine gesamtschuldnerische Haftung) but only be liable as partial debtors (teilschuldnerische Haftung) to the following percentages: Seller 1 to 90% and Seller 2 to 10%.

Seller 2’s aggregate liability under this section 10 shall be limited to EUR 200,000.00 (in words: Euro two hundred thousand) and, together with its aggregate liability under sections 7.2.2, 8.6 and 9.3.2, shall in no event exceed EUR 594,324.75 (in words: Euro five hundred ninety four thousand three hundred twenty four and seventy five Eurocent).

As far as a claim of the Purchaser against Seller 2 under this section 10 exceeds an amount of EUR 200,000.00 (in words: Euro two hundred thousand), the Purchaser can, despite the liability of the Sellers as partial debtors (Teilschuldner), claim such excess amount from Seller 1 (Ausfallhaftung).

Seller 1’s aggregate liability under this section 10 is not capped.

10.3	The Purchaser shall procure that, after the later of the Closing Date and the Effective Date, the management of the Company will undertake all appropriate measures including, without limitation, legal proceedings to receive payments due and payable to the Company in connection with the Olympus Transaction. Sellers’ Agent shall have the sole power to direct and control such measures and/or proceedings. In particular, without limitation, Sellers’ Agent may (i) participate in and direct all negotiations and correspondence with Olympus Corporation or any of its Affiliates, (ii) appoint and instruct counsel acting, if necessary, in the name of the Purchaser or the Company, and (iii) require that the claim be litigated or settled in accordance with Sellers’ Agent’s instructions. Sellers’ Agent shall conduct such proceedings in good faith with due regard to the concerns of the Purchaser.

In no event shall the Purchaser or the Company be entitled to acknowledge or settle a claim or permit any such acknowledgement or settlement without Sellers’ Agent’s prior written consent. The Purchaser and the Company shall fully cooperate with Sellers’ Agent in collecting such payments from Olympus Corporation, provide Sellers’ Agent and its representatives access to the relevant business records and documents and permit Sellers’ Agent and its representatives to consult with the directors, employees and representatives of the Purchaser and the Company in connection with such measures and proceedings.

All reasonable costs and expenses incurred by the Purchaser or the Company in connection with the measures described in the foregoing sentences of this section 10.3 shall be borne by the Sellers. As between them, the Sellers shall bear the costs to the following percentages: Seller 1 to 90%, Seller 2 to 10%.

The failure of the Purchaser to fully comply with its obligations under this section 10.3 shall not exclude or limit the claims of the Purchaser or the Shareholder Loans Purchaser under this Agreement if the failure of such compliance has not materially prejudiced the Sellers.

SECTION 11

PURCHASER’S GUARANTEES

11.1	Guarantees

The Purchaser hereby guarantees by way of an independent guarantee pursuant to section 311 (1) BGB (selbständiges Garantieversprechen im Sinne des § 311 Abs. 1 BGB):

11.1.1	The Purchaser is duly incorporated and validly existing under the laws of the Federal Republic of Germany and has all requisite corporate power and authority to own its assets and to carry out its business. No bankruptcy, insolvency, judicial composition or comparable proceedings concerning the Purchaser have been applied for or commenced.

11.1.2	The execution and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of the Purchaser and have been duly authorized by all necessary corporate action on part of the Purchaser.

11.1.3	The execution and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated herein do not (i) violate the articles of association or by-laws of the Purchaser or (ii) violate any applicable law, regulation, judgment, injunction or order binding on the Purchaser, and (iii) there is no action, law suit, investigation or proceeding pending against, or to the knowledge of the Purchaser threatened against, the Purchaser before any court, arbitration panel or governmental authority which in any manner challenges or seeks to prevent, alter or delay the transaction contemplated herein.

11.1.4	The Purchaser has no obligation or liability to pay any fees or commissions to any broker or finder with respect to the transactions contemplated hereby for which any of the Sellers or any of its respective Affiliates (including prior to Effective Date the Companies) could become liable.

11.1.5	The Purchaser has sufficient immediately available funds or binding financing commitments to pay the Purchase Price.

11.1.6	Based on its due diligence, the Purchaser has not identified any claim against the Sellers pursuant to section 7 or 8 of this Agreement which a third party, acting reasonably, would put forward against the Sellers.

11.2	In the event of any breach or non-fulfillment by the Purchaser of any of the guarantees given by the Purchaser pursuant to the foregoing subsections of this section 11, the Purchaser shall, within a period of 2 (two) months after he has received notification of such a breach or non-fulfillment from the Sellers’ Agent, put the Sellers into the position the Sellers would have been in had the guarantee not been breached (restitution in kind; Naturalrestitution).

If and to the extent that the Purchaser fails to provide restitution in kind within the period set out in the foregoing sentence, the Sellers, at the election of the Sellers’ Agent, shall be entitled to claim for monetary damage compensation (Schadenersatz in Geld) instead of restitution in kind.

The obligations under the foregoing sentences exist regardless of any fault or negligence (Verschulden) of the Purchaser.

The damage compensation shall only cover (i) actual damages, (ii) consequential damages (Folgeschäden, mittelbare Schäden), and (iii) lost profits, in each case as far as such damages are recoverable under sections 249 et seq. BGB. For the avoidance of doubt, damage compensation shall not cover internal administration or overhead costs and expenses of the Sellers. The Sellers shall not be entitled to argue that the Purchase Price and/or the Shareholder Loans Remuneration was calculated upon incorrect assumptions.

The aggregate amount of the Purchaser’s liability for breach of any of the guarantees pursuant to section 11.1 shall be EUR 2,500,000.00 (in words: two million five hundred thousand). All claims of the Sellers arising under this section 11 shall become time-barred (verjähren) on 31 March 2008 (24:00 hours German time), except for claims based on a breach of the guarantee given under section 11.1.1 which shall become time-barred on 31 December 2014.

SECTION 12

COVENANTS; RIGHT TO MITIGATE PURCHASE PRICE

12.1	Merger Control Proceedings and Other Regulatory Requirements

12.1.1	The Purchaser shall ensure that the filing to be made with the German Federal Cartel Office, to the extent it has not already been made prior to the Signing Date, will be made as soon as possible and not later than fifteen (15) Business Days after the Signing Date. Such filing shall be made by the Purchaser on behalf of all Parties, provided, however, that the contents of such filing shall require prior written approval of the Sellers, which shall not unreasonably be withheld. If the Purchaser has failed to submit to the Sellers the draft filing for approval within 10 (ten) Business Days after the Signing Date, or has failed to make the filings within 10 (ten) Business Days after written approval has been given by the Sellers, the Sellers shall be entitled to make the filing on behalf of all Parties.

12.1.2	The Sellers and the Purchaser shall closely cooperate in the preparation of such filing. Each Party shall without undue delay provide all other Parties with copies of any correspondence with German Federal Cartel Office and with copies of any written statement, order or decision of the German Federal Cartel Office, with the exception of confidential information. The Parties shall closely cooperate in any discussions and negotiations with the competent authorities with the objective to obtain clearance for the transaction contemplated by this Agreement within the shortest time period possible. The Sellers and the Purchaser shall contact the German Federal Cartel Office only after consultation with the other Party(ies) and give each other and their respective advisers the opportunity to participate in all meetings and conferences with the German Federal Cartel Office.

12.1.3	The Purchaser may waive (zurücknehmen) the filing with the German Federal Cartel Office or agree with the German Federal Cartel Office on the extension of any examination period only with the express prior written consent of the Sellers. If the German Federal Cartel Office is prepared to grant its approval only subject to compliance with specific conditions or obligations to be imposed upon the Purchaser, the Purchaser shall accept the imposition of such conditions and obligations, provided that this is reasonable for the PerkinElmer group, taking into account the importance of the transactions contemplated by this Agreement for the PerkinElmer group.

12.1.4	If the consummation of the Closing is prohibited by the German Federal Cartel Office, the Parties shall contest such decision (including by way of litigation) and use all other reasonable efforts to ensure that the Closing may be consummated as contemplated by this Agreement and as timely as reasonably practicable.

12.2	Period until Closing Date

Except for the measures and transactions listed in Exhibit 12.2, the Sellers shall between the Signing Date and the later of the Effective Date and the Closing Date procure that the Business will be conducted in the ordinary course and substantially in line with past practice, and, to the extent permissible under applicable law, will (i) without the written consent of the Purchaser not sell, transfer, otherwise dispose of (save from the Measures), or create any encumbrances on, any Companies’ Shares or rights or claims under the Shareholder Loans, and (ii) use best efforts to ensure that with respect to any of the Companies without the written consent of the Purchaser (such consent not to be unreasonably withheld) none of the following shall occur:

(1)	any increase or decrease of the stated capital or the redemption of any shares, save from the Measures;

(2)	any merger, split, dissolution, liquidation or other significant change of the corporate structure;

(3)	any sale of any fixed assets with a value in excess of EUR 100,000.00 (in words: Euro one hundred thousand) in the individual case;

(4)	any capital expenditures (Ausgaben zur Anschaffung von Anlagevermögen) or entering into any agreement or commitment, each in excess of EUR 20,000.00 (in words: Euro twenty thousand) in the individual case;

(5)	any new or increased indebtedness vis-à-vis Third Parties outside the ordinary course of business or in excess of in the aggregate EUR 20,000.00 (in words: Euro twenty thousand);

(6)	any premature termination by any of the Companies or material amendment of any Material Agreement;

(7)	any material change in the terms of employment, in particular any increase of the remuneration or significant benefits of, or the extension of new significant benefits to, any of the Companies’ directors, officers, employees, agents or consultants outside the ordinary course of business;

(8)	any hiring of any new directors or officers with a fixed annual gross compensation in excess of EUR 75,000.00 (in words: Euro seventy-five thousand);

(9)	any declaration or payment of any dividends or any other distribution to any Seller or its Affiliates;

(10)	any material changes to the Companies’ insurance coverage;

(11)	acquisition or disposal of any fixed assets relating to the business of the Companies outside the ordinary course of business;

(12)	any advance or extension of any loan to any Third Party outside the ordinary course of business;

(13)	passing of any shareholders’ resolution relating to the Constitutional Documents, save from the Measures;

(14)	any giving by any of the Companies of a guarantee, suretyship (Bürgschaft), letter of comfort (Patronatserklärung), indemnity or any other security.

(15)	any appointment of any person as a managing director of any of the Companies;

(16)	any commencement of litigation other than the collection of debts in the ordinary course of business.

12.3	Right to mitigate Purchase Price

The Purchaser may mitigate the Purchase Price in the event that (i) between the Signing Date and the Effective Date the Companies sustain a loss or damage on account of fire, flood, explosion, death, strike or any other cause (whether similar or not and including breaches of obligations of the Sellers under section 12.2) which materially and adversely affects the value of the Shares or the manner in which the Companies can continue to carry out their business in substantially the same manner as it is now carried on and (ii) such loss or damage exceeds EUR 5,000,000.00 (in words: Euro five million) (hereinafter referred to as the “MAC”).

The Purchaser must notify Sellers’ Agent in writing and in reasonable detail without undue delay (unverzüglich) of any circumstances which in his reasonable opinion give rise to a MAC and its intention to mitigate the Purchase Price pursuant to the foregoing sentence. However, the right of the Purchaser to mitigate the Purchase Price shall elapse on 31 March 2007 (24:00 hours German time) if not notified before.

The mitigation shall be such amount as in all the circumstances reasonable and as agreed between Sellers’ Agent and the Purchaser. If the Sellers’ Agent and

the Purchaser cannot agree on an amount of mitigation, an expert shall decide (i) whether or not a MAC has occurred, (ii) the amount of mitigation, and (iii) on the costs of the procedure pursuant to sections 91 et seq. ZPO. The expert shall be jointly nominated by the Sellers’ Agent and the Purchaser within 15 (fifteen) Business Days of the Purchaser’s notification, or, if no such joint nomination occurs within such period, be nominated on the application of Sellers’ Agent or Purchaser by the chairman of the managing board of the Institute of Auditors (Sprecher des Vorstands des Instituts der Wirtschaftsprüfer e.V.), Düsseldorf. The expert shall act as an expert and not as an arbitrator and his decision shall be final and binding upon the Parties subject to section 319 (1) BGB.

12.4	Access to Information after Closing

After the Closing Date, the Purchaser shall afford to the Sellers and their representatives access, upon reasonable advance notice, to accounting, financial and other records (and allow them to make copies thereof), as well as to other information, management, employees and auditors of the Companies to the extent necessary for the Sellers in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose of the Sellers. The Purchaser shall keep, and procure that the Companies will keep, all books and records relating to any period prior to the later of the Closing Date and 31 December 2006 in accordance with and during the periods required under applicable law.

12.5	Use of Certain Names

12.5.1	The Purchaser shall ensure that after expiry of an interim period of 12 (twelve) months after the Closing Date, all Companies cease to use (as part of its corporate or trade name, internet domains or otherwise) the “Evotec” name or any logo, trademark, trade name or other derivation therefrom. The Purchaser shall cause, at the end of the afore-mentioned interim period, the Companies to remove or obliterate the “Evotec” name and marks from their signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents and other items and materials of the business and otherwise, and shall procure that after that time no such items and materials are put into use which bear similarity to the “Evotec” name, marks or logo. Immediately upon termination of the above interim period, the Purchaser shall confirm to Seller 1 by written notice that he has fulfilled his obligation pursuant to this section 12.5.1.

12.5.2	The Purchaser agrees that the Sellers shall have no responsibility for claims by a Third Party arising out of, or relating to, the use of the “Evotec” name or marks by the Purchaser or the Companies or any of their Affiliates within the scope provided for under section 12.5.1, and the Purchaser undertakes to indemnify and hold harmless the Sellers from and against any such Third Party claims.

12.6	Maintenance of Core Business in Hamburg

The Purchaser shall not, within a period of 12 (twelve) months following the Closing Date, relocate the core business of the Company from Hamburg, it being understood that such core business encompasses the research, development and manufacturing operations for the Opera and Cytoclone products. The Purchaser may elect to relocate selected portions of the business as currently carried out by the Companies.

12.7	Transition of Business

Upon request of the Purchaser, Seller 1 agrees to support, to the extent permissible by law, any potential hiring of Seller 1’s personnel by the Company that is presently dedicated exclusively to the Company’s business.

12.8	Restrictive Covenant

Seller 1 undertakes not to and to procure that its Affiliates will not, for the period ending three years after the Closing Date:

•	be engaged in carrying on any activity of the Companies to the extent that such activity is or would be in competition with the Companies’ activities as carried on at the Closing Date; or

•	take any direct or indirect interest in any competing enterprise or furthering the activities of any competing enterprise by any act except for the acquisition (for purposes of investment) of not more than 5% of the issued shares of any company or companies quoted on a stock exchange.

12.9	Cooperation with respect to Public Grants

Seller 1 and Purchaser hereby undertake, for a period of 6 (six) months following the Signing Date, to fully cooperate and use their best efforts to notify and contact the relevant authorities with respect to the public grants listed in Exhibit 12.9 (a) in order to prevent revocation of already committed public grants or repayment of public grants already received by the Company in connection with the transactions contemplated under this Agreement or the intended use (Verwertung) of the Intellectual Property Rights by the Purchaser or any of its Affiliates outside of the European Union as described in Exhibit 12.9 (b).

12.10	Cooperation with respect to the Measures

The Sellers shall cooperate with the Purchaser and the Shareholder Loans Purchaser in good faith regarding the Measures. The documents drafted by or on behalf of the Sellers for the implementation of the Measures shall only be used after such documents have been discussed with the Purchaser and its advisors in good faith.

SECTION 13

CONFIDENTIALITY AND PUBLIC COMMUNICATION

13.1	Confidentiality Undertaking; Press Releases; Public Disclosure

The Parties mutually undertake to keep the existence and the contents of this Agreement secret and confidential vis-à-vis any Third Party (with the exception of the Companies) except to the extent that the relevant facts are publicly known or disclosure is required by law or applicable stock exchange or other regulatory requirements. In such case, the Parties shall, however, inform each other prior to such disclosure and shall limit any disclosure to the minimum required by law or applicable stock exchange or other regulatory requirements. No press releases or other public communication regarding the transactions contemplated by this Agreement shall be made by either Party without the prior written consent of the other Parties.

13.2	Confidentiality upon Termination

In the unlikely event that this Agreement is terminated without the Closing having been consummated, the Purchaser and the Purchaser’s Guarantor undertake to keep confidential all information received from the Sellers or the Companies in connection with the transactions contemplated by this Agreement and to return all documents and information embodied otherwise which they received from the Sellers or any of the Companies, together with any copies thereof, and to destroy all documents and information embodied otherwise it produced based on information received from the Sellers, unless such information is in the public domain without breach of a confidentiality obligation towards the Sellers. The Purchaser and the Purchaser’s Guarantor shall not be entitled to any retention right with respect to such documents or information.

SECTION 14

PURCHASER’S GUARANTOR

The Purchaser’s Guarantor hereby guarantees by way of an independent promise of guarantee pursuant to section 311 (1) BGB (selbständiges Garantieversprechen i.S.d. § 311 Abs. 1 BGB) the proper fulfillment of all of the obligations of the Purchaser and the Shareholder Loans Purchaser pursuant to this Agreement, in particular, but not limited to, the payment of the Preliminary Purchase Price on the Closing Date.

SECTION 15

COSTS AND TAXES

All transfer taxes, (including real estate transfer taxes, if any), stamp duties, fees (including notarial fees for the notarization of this Agreement), registration duties and any other charges and costs payable in connection with the execution of this Agreement and the implementation of the transactions contemplated hereby shall be borne by the Purchaser. All charges, costs and fees which result from the filings under the merger control laws shall be borne by the Purchaser. Each Party shall bear its own expenses, including the costs and fees of its advisors, incurred in connection with this Agreement; section 4.3 sentence 3 of this Agreement shall remain unaffected.

SECTION 16

NOTICES

16.1	Form of Notices

All declarations, notices or other communications hereunder (hereinafter referred to as the “Notices”) shall be made in writing in the English language and delivered by hand or by courier or by facsimile to the person at the addresses set forth below, or such other addresses as may be designated by the respective Party to the other Parties in the same manner:

(a)	as to Seller 1 and Sellers’ Agent:

Evotec AG

Attn.: Chief Financial Officer / Head of Legal

Schnackenburgallee 114

D-22525 Hamburg

Fax-no.: + 49 (40) 560 81 333

(b)	as to Seller 2:

Pfizer Inc.

Attn.: Allen Waxman, Senior Vice President and General Counsel

235 East 42nd Street

New York

N.Y. 10117

USA

Fax no.: +1 (212) 309 0564

•	with regard to all Notices or other communications to the Sellers collectively or individually with a copy to:

Freshfields Bruckhaus Deringer

Attn.: Dr. Christoph H. Seibt

Alsterarkaden 27

D-20354 Hamburg

Fax no.: +49 (40) 36 90 62 05

(c)	as to the Purchaser, the Shareholder Loans Purchaser or the Purchasers’ Guarantor

Perkin Elmer, Inc.

Attn.: Jack Healy

45 William Street

Wellesley

MA 02481

USA

Fax no.: +1 (781) 4314115

•	with regard to all Notices or other communications to the Purchaser, the Shareholder Loans Purchaser and/or the Purchaser’s Guarantor with a copy to:

Lovells

Attn.: Dr. Lutz Angerer

Karl-Scharnagl-Ring 5

D-80539 Munich

Fax no: +49 (89) 29012 222

16.2	Change of Address

The Parties are to, without being legally obliged to, communicate any change of their respective addresses set forth in section 16.1 as soon as possible in writing to the respective other Parties. Until such communication, the address as hitherto shall be relevant.

16.3	Copies to Advisors

The receipt of copies of Notices by the Parties’ advisors shall not constitute or substitute the receipt of such Notices by the Parties themselves. Any Notice shall be deemed received by a Party regardless of whether any copy of such Notice has been sent to or received by an advisor of such Party or the acting notary, irrespective of whether the delivery of such copy was mandated by this Agreement.

SECTION 17

INSURANCE

If and to the extent insurance policies have been taken out by Seller 1 as policy holder (Versicherungsnehmer) for the benefit of the Companies (für fremde Rechnung) Seller 1 shall be entitled to terminate any such insurance policy with effect as of the later of the Closing Date and the Effective Date. Following this date, it shall be the sole responsibility of the Purchaser to provide appropriate insurance coverage for each of the Companies and their respective businesses.

SECTION 18

MISCELLANEOUS

18.1	Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of Germany, excluding the United Nations Convention on Contracts for the International Sale of Goods (CISG) and the German conflict of laws rules.

18.2	Arbitration

18.2.1	In the event of disputes regarding the correctness of the Q4 Financial Statements, sections 5.3-5.6 shall apply.

18.2.2

All other disputes, controversies or claims arising from or in connection with this Agreement (including questions concerning validity) shall be finally and exclusively settled in accordance with the arbitration rules of the German Institution of Arbitration e.V. (DIS) without recourse to the ordinary courts of law except for interim proceedings (vorläufiger Rechtsschutz). The arbitral tribunal shall consist of three arbitrators. The place of arbitration shall be Hamburg. The arbitration proceedings shall be conducted in the German language but written evidence (Beweismittel) may also be submitted in English.

18.2.3	In the event that applicable mandatory law requires any matter arising out of or in connection with this Agreement and its implementation to be decided by an ordinary court of law, the competent court in Hamburg shall have the exclusive jurisdiction.

18.3	No Right to Set-off

Any right of the Purchaser to set-off and/or to withhold any payments due under this Agreement is hereby expressly waived and excluded except for claims which are undisputed or res iudicatae.

18.4	Assignment of Rights and Undertakings

Without the prior written consent of the other Parties, no Party shall be entitled to assign, in whole or in part, any rights and obligations under this Agreement. The Sellers hereby consent to the assignment by the Purchaser or the Shareholder Loans Purchaser of any rights and obligations under this Agreement to any Affiliate of the Purchaser or the Shareholder Loans Purchaser, as the case may be.

18.5	Amendments and Supplementations

Any amendment or supplementation of this Agreement, including of this section 18.5, shall be valid only if made in writing, except where a stricter form (e.g. notarization) is required under applicable law.

18.6	Language

This Agreement is written in the English language (except that Exhibits may be partly in the German language). If the English legal meaning differs from the German legal meaning of this Agreement and its terms, the German meaning shall prevail. Terms to which a German translation has been added shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

18.7	Headings

The headings and sub-headings in this Agreement are inserted for convenience and reference purposes only and shall not affect the interpretation of this Agreement.

18.8	Entire Agreement

This Agreement, including the Exhibits attached hereto which form an integral part of the Agreement, constitutes the full understanding of the Parties and the complete and exclusive statements of the terms and conditions of the Parties’ agreements relating to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, that may exist between the Parties with respect to the subject matter of this Agreement or parts thereof.

18.9	Severability

Should any provision of this Agreement be or become invalid, ineffective or unenforceable as a whole or in part, the validity, effectiveness and enforceability of the remaining provisions shall not be affected thereby. The Parties shall replace such invalid, ineffective or unenforceable provision by such valid, effective and enforceable provision as comes closest to the economic intent and the purpose of such invalid, ineffective or unenforceable provision as regards subject-matter, amount, time, place and extent. The aforesaid shall apply mutatis mutandis to any gap in this Agreement.

18.10	No Third Party Rights

This Agreement shall not grant any rights to, and is not intended to operate for, the benefit of Third Parties unless otherwise explicitly provided for herein. Wherever under this Agreement (i) any party other than the Purchaser or the Shareholder Loans Purchaser is to be indemnified by the Sellers, or (ii) any party other than the Sellers is to be indemnified by the Purchaser, such other parties, in particular the Companies, are not entitled to bring any claims for indemnification against the Sellers, the Purchaser or the Shareholder Loans Purchaser, as the case may be (kein echter Vertrag zu Gunsten Dritter).